UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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FIFTH THIRD BANCORP

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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 6, 2018

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Jarson-Kaplan Theater, located at the Aronoff Center for the Arts, at 650 Walnut Street, Cincinnati, Ohio on Tuesday, April 17, 2018 at 11:30 a.m. eastern daylight saving time for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2019.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2018.

(3)	An advisory approval of the Company’s executive compensation.

(4)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(5)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 23, 2018 will be entitled to vote at the Annual Meeting.

Even if you plan to attend the meeting in person, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state-issued photo identification card. Shareholders of record must bring the admission ticket attached to their proxy card or the Notice of Internet Availability they receive in order to be admitted to the meeting. “Street name” shareholders must bring a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares. Registration and seating will begin at approximately 11:00 a.m. eastern daylight saving time. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex A to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

By Order of the Board of Directors

Jelena McWilliams

Corporate Secretary

38 Fountain Square Plaza

Cincinnati, Ohio 45263

2018 Proxy Statement

This proxy statement, notice of the 2018 Annual Meeting, notice of internet availability, form of proxy, and the Annual Report of the Company for the year 2017 are first being sent or made available to shareholders on or about March 6, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is this document?

This document is called a proxy statement. This proxy statement includes information regarding the matters to be acted upon at the 2018 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 17, 2018, at the Jarson-Kaplan Theater, located at the Aronoff Center for the Arts, at 650 Walnut Street, Cincinnati, Ohio at 11:30 a.m. eastern daylight saving time.

Why am I being provided this proxy statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this proxy statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed proxy statement summarizes information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. Three Fifth Third directors, Emerson L. Brumback, Greg D. Carmichael, and Marsha C. Williams, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. Twelve director nominees have been recommended for election to the Board of Directors (the “Board”) by the Nominating and Corporate Governance Committee of the Board. The nominees for election are: Nicholas K. Akins, B. Evan Bayh III, Jorge L. Benitez, Katherine B. Blackburn, Emerson L. Brumback, Jerry W. Burris, Greg D. Carmichael, Gary R. Heminger, Jewell D. Hoover, Eileen A. Mallesch, Michael B. McCallister, and Marsha C. Williams. Information about these nominees may be found in the proxy statement section titled “Election of Directors.”

Company Proposal 1: Ratification of Auditors. This is a proposal to ratify the reappointment of Deloitte & Touche LLP as our independent external audit firm for 2018. This approval is not required by law to appoint an independent external audit firm, but this appointment is submitted by the Audit Committee in order to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then the Audit Committee will reconsider its choice of an independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in our best interests and the best interest of our shareholders.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Company Proposal 2: Advisory Approval of Executive Compensation. Proposal 2 is an annual advisory vote to approve the compensation of our named executive officers (“NEOs”). The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives. In 2017, 94% of our shareholders who cast a vote on our executive compensation program voted to approve it.

Company Proposal 3: Advisory Vote to Determine Frequency of Executive Compensation Votes. Proposal 3 is an advisory vote to determine how often shareholders will be given the opportunity to approve the compensation of our NEOs: either every one, every two, or every three years. The Board will strongly consider the outcome of these votes in determining how often the shareholders are provided a say on pay vote. At the 2017 Annual Meeting, our shareholders supported the Board’s recommendation that shareholders be provided the option to cast an advisory vote every one year on the compensation of our NEOs. Accordingly, the Board decided to hold a “say on pay” vote annually.

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors. As long as cumulative voting is not in effect, in an uncontested election of directors, each nominee for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” his or her election shall be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

All Other Proposals. All other proposals at the Annual Meeting require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote cast against a proposal. Shares not voted by brokers or other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

It is important to vote your shares at the Annual Meeting.

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third common stock on February 23, 2018 are entitled to vote on every matter that is to be voted on at the Annual Meeting.

In order to conduct the Annual Meeting, a majority of shares of Fifth Third common stock entitled to vote at the Annual Meeting on every matter that is to be voted on must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 23, 2018 is entitled to one vote on all proposals at the meeting. As of the close of business on February 23, 2018, there were approximately 686,981,953 shares of Fifth Third common stock outstanding and entitled to vote.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If notice in writing is given by any shareholder to our President, a Vice President, or the Secretary not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that a shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

How do I vote?

Record Shareholders. A shareholder who owns shares in Fifth Third directly, and not through a broker, bank, or other nominee, (“record holder” or “record shareholder”) may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.cesvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2.	Telephone: You may call toll-free 1-888-693-8683 and follow the instructions on the proxy card or on the Notice of Internet Availability.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 17, 2018.

Street Name Shareholders. Shareholders who hold shares in “street name,” that is, through a broker, bank, or other nominee (“beneficial holder” or “street name shareholder”) should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “Can my broker vote for me?” on the following page.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as follows:

•	“FOR” the election of each of the twelve directors nominated by the Fifth Third Bancorp Nominating and Corporate Governance Committee;

•	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent external audit firm (Company Proposal 1);

•	“FOR” the advisory vote on executive compensation (Company Proposal 2); and

•	For holding an advisory vote for approval of the compensation of the Company’s executives every “1 YEAR” (Company Proposal 3).

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can my broker vote for me?

If you are a beneficial holder of shares and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares generally has discretionary authority to vote on “routine” matters without receiving instructions from you but cannot vote on “non-routine” matters unless you provide instructions. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

All proposals at the Annual Meeting except Company Proposal 1 (Ratification of Auditors) are considered non-routine matters under applicable rules. A broker, bank, or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with the election of directors and Company Proposals 2 and 3. It is important to instruct your broker, bank, or other nominee to vote your shares.

The ratification of Deloitte & Touche LLP as the Company’s independent external audit firm for 2018 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other nominee generally exercises its discretionary authority to vote on routine matters without instructions. Although brokers and other nominees are not required to exercise discretionary authority, we expect that no broker non-votes will exist in connection with Company Proposal 1.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with us an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

How are proxy materials delivered?

We control costs by following SEC rules that allow for the delivery of proxy materials to our shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Record holders will have a Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Beneficial holders will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this proxy statement, the 2017 Annual Report of Fifth Third Bancorp, and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless we receive contrary instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call 1-800-488-8035 (toll-free) in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street—22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that the shareholder(s) wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders. Record holders may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 11-digit control number located on your proxy card or Notice of Internet Availability.

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided;

2.	Access the website www.SendMaterial.com and follow the instructions provided; or

3.	Send an e-mail to papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before April 3, 2018 to facilitate timely delivery.

Street Name Shareholders. Beneficial holders, also known as street name shareholders, should request copies of the proxy materials by following the instructions provided by their bank, broker, or other nominee.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I attend the Annual Meeting?

You can attend the Annual Meeting if you are a:

1.	Record holder of Fifth Third common stock;

2.	Beneficial holder of Fifth Third common stock; or

3.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock.

In addition to a valid photo ID or other satisfactory proof of identification, you should bring the following items to be admitted to the Annual Meeting:

A.	Record holders must present the admission ticket attached to their proxy card or Notice of Internet Availability.

B.	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

C.	In addition to any evidence required under (b) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

No recording devices, photographic equipment, or bullhorns will be permitted into the Annual Meeting. No written materials may be distributed by any person at or within physical proximity to the Annual Meeting. The Chair of the Annual Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Annual Meeting. Fifth Third representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

How do I propose actions for the 2019 Annual Meeting of Shareholders?

Shareholder Proposals to be included in our 2019 Proxy Statement. In order for a shareholder proposal for the 2019 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by us on or before the date provided on page 72 at the address or facsimile number provided on page 72.

Shareholder Proposals not included in our 2019 Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2019 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary during the period referenced on page 72 using the address and facsimile number listed on page 72.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of our website at www.53.com.

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INFORMATION ABOUT THE 2018 ANNUAL MEETING

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at the Jarson-Kaplan Theater, located at the Aronoff Center for the Arts, at 650 Walnut Street, Cincinnati, Ohio on Tuesday, April 17, 2018 at 11:30 a.m. eastern daylight saving time. Each of the approximately 686,981,953 shares of common stock outstanding on February 23, 2018 is entitled to one vote on all matters acted upon at the Annual Meeting. Only shareholders of record on our books at the close of business on February 23, 2018 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies that are sent to us will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to us in writing or in open meeting at any time before it is voted.

The laws of Ohio under which we are incorporated provide that if notice in writing is given by any shareholder to our President, a Vice President, or the Secretary not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

We will bear the expense of soliciting proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers, and other regular employees, who will receive no compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy materials to the beneficial owners of the stock, and we will reimburse them for their expenses.

We have retained D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies. We anticipate that the cost of D.F. King’s proxy solicitation services will be approximately $13,000, plus reasonable out of pocket expenses.

Our Annual Report for the year 2017, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement, form of proxy, notice of Annual Meeting, Notice of Internet Availability, and the Annual Report are first being sent or made available to shareholders on or about March 6, 2018.

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CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such security as of December 31, 2017. The following table contains information regarding the only persons who, to our knowledge, beneficially own more than five percent of our common stock as of December 31, 2017:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	73,557,623(1)	10.4%
Common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	57,022,613(2)	8.08%
Common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	45,980,059(3)	6.5%
Common stock	State Street Corporation One Lincoln Street Boston, MA 02111	39,164,163(4)	5.55%
Common stock	Invesco Ltd. 1555 Peachtree Street NE, Suite 100 Atlanta, GA 30309	37,879,800(5)	5.4%

(1)        T. Rowe Price Associates, Inc. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on January 10, 2018, in aggregate, T. Rowe Price Associates, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 29,264,782 shares of common stock and have sole dispositive power over 73,452,323 shares of common stock.

(2)        The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to Schedule 13G filed with the SEC on February 9, 2018, in aggregate, the Vanguard Group and the affiliated entities included in the Schedule 13G have sole voting power over 998,824 shares of common stock, have shared voting power over 165,933 shares of common stock, have sole dispositive power over 55,889,518 shares of common stock, and have shared dispositive power over 1,133,095 shares of common stock.

(3)        BlackRock, Inc. owns the above holdings in its capacity as a parent company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on January 29, 2018, in aggregate, BlackRock, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 39,763,354 shares of common stock and have sole dispositive power over 45,980,059 shares of common stock.

(4)        State Street Corporation owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 14, 2018, in aggregate, State Street Corporation and the affiliated entities included in the Schedule 13G have shared voting power over 39,164,163 shares of common stock and have shared dispositive power over 39,164,163 shares of common stock.

(5)        Invesco Ltd. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 9, 2018, in aggregate, Invesco Ltd. and the affiliated entities included in the Schedule 13G have sole voting power over 35,889,787 shares and have sole dispositive power over 37,879,642 shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our stock, to file reports of ownership and changes in ownership with the SEC. Executive officers and directors, and persons who own greater than ten percent of a registered class of our stock, are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, for the period from January 1, 2017 through December 31, 2017, we believe that our executive officers and directors complied with all filing requirements applicable to them.

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ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

In accordance with our Code of Regulations, directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the directors listed below expire at the Annual Meeting on April 17, 2018 and these individuals constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2019. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law and our Code of Regulations for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter directs it to investigate and to assess the background and skills of potential candidates and to maintain an active file of suitable director candidates. The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and regional directors as well as the significant network of business contacts of its existing directors and executive management and also retains third party consultants to aid it in identifying potential director candidates. Upon identifying a candidate for serious consideration, our Chief Executive Officer and one or more members of the Nominating and Corporate Governance Committee initially interview such candidate. If the candidate merits further consideration, the candidate subsequently interviews with other Nominating and Corporate Governance Committee members (individually or as a group) and ultimately meets the remaining directors. The Nominating and Corporate Governance Committee elicits feedback from persons who meet the candidate and then determines whether or not to nominate the candidate.

Our Corporate Governance Guidelines set forth the following criteria for directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a director; impact on the diversity of the Board’s overall experience in business, government, education, technology, and other areas relevant to our business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity, and other factors relevant to our business; and number of other public company boards on which the candidate may serve (generally, a director should not serve on more than three public company boards in addition to Fifth Third). Our Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at our executive offices, which submissions will then be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then evaluate the possible nominee using the criteria outlined above and will consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by Fifth Third for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by Fifth Third. Shareholders may also nominate candidates directly for election by following the procedures in our Code of Regulations. These are summarized in the “2019 Shareholder Proposals” section of this proxy statement.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as directors the following twelve (12) persons: Nicholas K. Akins, B. Evan Bayh III, Jorge L.

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ELECTION OF DIRECTORS

Benitez, Katherine B. Blackburn, Emerson L. Brumback, Jerry W. Burris, Greg D. Carmichael, Gary R. Heminger, Jewell D. Hoover, Eileen A. Mallesch, Michael B. McCallister, and Marsha C. Williams.

The following tables set forth information with respect to each director nominee for election at the Annual Meeting including their business experience, shareholdings, and qualifications as our directors. The Board of Directors has determined that all director nominees have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards with the exception of Mr. Carmichael.

Nominees for Election as Directors

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Nicholas K. Akins, 57 Chair, President, & Chief Executive Officer of American Electric Power Company	2013	21,489.0031%

Mr. Akins’ qualifications for service as a director include business expertise as the Chief Executive Officer of a large, multi-state electric utility where he focuses on local operating utilities, community involvement, government relations, and regulations at the state, local, and federal levels. Mr. Akins has experience in all facets of operational, financial, and compliance-related activities in a heavily regulated business and industry.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

B. Evan Bayh III, 62 Partner with the law firm McGuireWoods LLP; Senior Advisor to the private equity firm, Apollo Global Management; Board of Directors for Marathon Petroleum Corporation, Berry Plastics Group, Inc., and RLJ Lodging Trust. Previously, Mr. Bayh served as Governor of Indiana and as a United States Senator.	2011	19,981.0029%

Mr. Bayh’s qualifications for service as a director include two decades of experience in government service. First as Governor of Indiana and then in the United States Senate, Mr. Bayh dealt with a variety of financial, economic, and policy issues that impact a wide variety of businesses. He had supervisory authority over thousands of employees and oversaw a budget in excess of $10 billion. As a member of the Senate Banking Committee and Chair of the International Trade and Finance Subcommittee, Mr. Bayh gained perspective on issues of particular relevance to Fifth Third Bancorp.

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jorge L. Benitez, 58 Retired Chief Executive Officer of North America of Accenture; Director of World Fuel Services Corporation. Previously, from September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer of Accenture’s Products Operating Group.	2015	10,728.0015%

Mr. Benitez’s qualifications for service as a director include extensive experience developing and executing business strategies across a range of industries, particularly air, freight, and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly-traded corporation.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Katherine B. Blackburn, 52 Executive Vice President of the Cincinnati Bengals, Inc.	2014	36,102.0052%

Ms. Blackburn’s qualifications for service as a director include business experience in running operations for the Cincinnati Bengals professional football franchise. She has extensive experience with human resource and personnel matters, cost and efficiency management, and negotiations of complex partnerships and business ventures for large and multi-faceted enterprises. Ms. Blackburn also has extensive experience with management of diversity and inclusion initiatives for large organizations through her role on the National Football League’s Diversity Committee. Additionally, Ms. Blackburn holds a law degree and brings to the Board knowledge and familiarity of Fifth Third and the City of Cincinnati.

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Emerson L. Brumback, 66 Retired President & Chief Operating Officer of M&T Bank; Former Director of M&T Bank Corporation; Vice Chair of the Board of the Great Lakes Higher Education Corporation.	2009	53,343.0077%

Mr. Brumback’s qualifications for service as a director include banking expertise through his 30 years of experience in the financial services industry with several banking organizations, including the Buffalo branch of the Federal Reserve Bank of New York. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field, including retail banking, commercial banking, banking operations, and systems. Mr. Brumback also brings his experience as a former board member with another financial services company.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jerry W. Burris, 54 Retired President & Chief Executive Officer of Associated Materials Group, Inc.; Previous Division President of General Electric; Current Director of Pentair PLC.	2016	1,755.0003%

Mr. Burris’ qualifications for service as a director include management expertise as the President and Chief Executive Officer of Associated Manufacturing and as a division president with General Electric. Mr. Burris’ expertise includes strong technical marketing skills, a sound understanding of how to best integrate technology, rapid innovation, mergers and acquisitions, and cost and efficiency management. He also brings experience from his service on a public company board’s compensation and governance and audit committees.

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Greg D. Carmichael, 56 Chairman, Chief Executive Officer, and President of Fifth Third Bancorp; Elected Chairman in 2018, and has served as Chief Executive Officer since November 2015 and President since September 2012; Previous Chief Operating Officer of Fifth Third Bancorp from June 2006 to August 2015 and Chief Information Officer from June 2003 to June 2006.	2015	1,172,408.1687%

Mr. Carmichael’s qualifications for service as a director include valuable insight and knowledge for the Board due to his service as its Chief Executive Officer and his prior role as Chief Operating Officer. Mr. Carmichael also brings important technical expertise from his years of service as Fifth Third’s Chief Information Officer and his prior service in information technology roles with prior employers.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Gary R. Heminger, 64 President, Chief Executive Officer, and Chair of Marathon Petroleum Corporation; Chair and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP); MPLX LP is a consolidated master limited partnership formed by Marathon Petroleum Corporation; Director at PPG Industries, Inc.	2006	44,082.0063%

Mr. Heminger’s qualifications for service as a director include valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting, and financial metrics for Marathon’s refining, marketing, transportation, and Speedway business. He has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jewell D. Hoover, 69 Retired Senior Official with the Office of the Comptroller of the Currency; Author of the “Ultimate Guide for Bank Directors”; Former Director of First Charter Corporation; Principal with the bank consulting firm Hoover and Associates, LLC until 2014.	2009	43,685.0063%

Ms. Hoover’s qualifications for service as a director include 28 years of service with the Office of the Comptroller of the Currency, including service as the Deputy Comptroller of the agency’s Western District. Ms. Hoover also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training, and problem bank resolution matters. Additionally, she has first-hand knowledge of Fifth Third through her service as a director of its North Carolina affiliate and a predecessor banking organization.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Eileen A. Mallesch, 62 Retired Senior Vice President & Chief Financial Officer of Nationwide Property & Casualty Segment, Nationwide Mutual Insurance Company; Former Senior Vice President & Chief Financial Officer for Genworth Financial Life Insurance/Service Co.; Currently serves on Board of Directors for Libbey, Inc. and State Auto Financial Corp., and previously served as director for Bob Evans Farms, Inc.	2016	7,044.0010%

Ms. Mallesch’s qualifications for service as a director include financial management experience from her roles as Chief Financial Officer for both Nationwide Mutual Insurance Company and Genworth Financial Life Insurance/Service Co. She has more than 25 years of broad finance and strategy experience in a variety of industries, ranging from insurance and telecommunications to consumer products and manufacturing. In addition, Ms. Mallesch brings vast knowledge in enterprise resource planning and large-scale technology integrations, strategic planning, and managing acquisitions, divestures, and risk and compliance management. Ms. Mallesch is also a Certified Public Accountant.

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2018(1)

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Michael B. McCallister, 65 Retired Chair of the Board of Directors of Humana, Inc.; Previous Chief Executive Officer of Humana Inc. from February 2000 to December 2012; Humana board member in February 2000 and Chair of the Board from August 2010 until December 2013; Mr. McCallister joined Humana in June 1974; Current Director of AT&T Inc. and of Zoetis Inc.	2011	37,562.0054%

Mr. McCallister’s qualifications for service as a director include 39 years of experience in the health care sector at Humana, Inc. combined with an intimate knowledge of Humana’s operational, financial, and strategic development. Beyond Humana, Mr. McCallister plays a leadership role in key business advocacy organizations. He served on the board of the Business Roundtable and is the past chair of the organization’s Health and Retirement Task Force.

Name, Age, and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Marsha C. Williams, 66 Retired Senior Vice President & Chief Financial Officer of Orbitz Worldwide, Inc. from July 2007 to December 2010; Executive Vice President & Chief Financial Officer of Equity Office Properties Trust from 2002 to 2007; Supervisory Director of Chicago Bridge & Iron Company N.V.; Lead Independent Director of Modine Manufacturing Company; Director of the Davis Funds.	2008	31,751.0046%

Ms. Williams’ qualifications for service as a director include her extensive experience in financial matters including 42 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry gained through her 15 years of service with other banking organizations.

All directors and executive officers as a Group (22 persons)	2,765,194.3974%

(1)        As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed. As of January 31, 2018, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock.

(2)        The amounts shown represent the total shares owned outright by such individuals together with stock appreciation rights exercisable (or exercisable within 60 days) as of January 31, 2018 but unexercised and shares of common stock underlying outstanding restricted stock units. Specifically, the following individuals have the number of stock appreciation rights exercisable (or exercisable within 60 days) as of January 31, 2018 indicated after their names: Ms. Hoover, 500; Mr. Carmichael, 772,860. The amounts listed for stock appreciation rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on

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ELECTION OF DIRECTORS

the stock’s appreciation over the grant price at the time of exercise. The aggregate number of stock appreciation rights currently exercisable (or exercisable within 60 days) but unexercised held by the executive officers who are not also directors or nominees is 528,188. Directors owned the following number of restricted stock units as of January 31, 2018: Nicholas K. Akins, 21,490; B. Evan Bayh III, 20,611; Jorge L. Benitez, 10,728; Katherine B. Blackburn, 16,602; Emerson L. Brumback, 20,611; Jerry W. Burris, 7,045; Greg D. Carmichael, 260,112; Gary R. Heminger, 20,611; Jewell D. Hoover, 20,611; Eileen A. Mallesch, 7,045; Michael B. McCallister, 21,490; and Marsha C. Williams, 25,423. Some directors have deferred receipt of the common stock underlying certain of their restricted stock units: B. Evan Bayh III, 15,988; Jerry W. Burris, 5,289, Gary R. Heminger, 15,988; Jewell D. Hoover, 5,522; and Marsha C. Williams, 25,423. All directors and executive officers as a group own 942,635 restricted stock units. 303,010 of these restricted stock units are subject to vesting within 60 days of January 31, 2018.

Vote Required

Under Ohio law and our Articles of Incorporation and Code of Regulations, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), each person receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” their election shall be elected. We have also adopted provisions of our Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by its members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority “against” vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to us and not revoked will be voted in favor of the twelve (12) nominees specified above unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers or other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and our Articles of Incorporation and Code of Regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE CANDIDATES FOR DIRECTOR NAMED ABOVE.

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BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

Our Board of Directors met eleven (11) times during 2017. Our Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. In 2017, the chair at these executive sessions was the Chair of the Company’s Board of Directors. In 2018, following the election of Mr. Carmichael as Chair of the Board of Directors, executive sessions of members of the Board who meet the current standards of independence will be led by the Lead Director.

No current member of our Board of Directors attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such director served during 2017.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting; however, the Board typically holds a Board meeting directly following the Annual Meeting. In 2017, all directors except Ms. Blackburn attended the Annual Meeting.

During 2017, there were five (5) committees of the Board of Directors: Audit, Human Capital and Compensation, Finance, Nominating and Corporate Governance, and Risk and Compliance.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and serves in a dual capacity as the Audit Committee of Fifth Third Bancorp and Fifth Third Bank. Twelve (12) meetings of the Audit Committee were held during 2017. The Audit Committee’s functions include the engagement of the independent external audit firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent external audit firm, reviewing our financial results and periodic SEC filings, reviewing the design and effectiveness of our internal controls and similar functions, and approving all auditing and non-auditing services performed by our independent external audit firm. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Audit Committee also oversees the administration of Fifth Third’s Code of Business Conduct and Ethics and considers any material waivers thereto. The Audit Committee members for 2017 were Emerson L. Brumback (Chair), Katherine B. Blackburn, Jerry W. Burris, and Jewell D. Hoover. Marsha C. Williams was a member of the Audit Committee from January through April 2017. All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors determined that Emerson L. Brumback is an audit committee financial expert for Fifth Third Bancorp and is independent as described in the preceding sentence. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Audit Committee with respect to the year 2017 is on page 66 herein.

Our Finance Committee serves in a dual capacity as the Finance Committee of Fifth Third Bancorp and Fifth Third Bank. The Finance Committee met six (6) times in 2017. The Finance Committee exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of Fifth Third Bancorp and Fifth Third Bank in the management of the business, properties, and affairs of both entities that may be permissibly exercised by a committee thereof. The Finance Committee consisted

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BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

of Gary R. Heminger (Chair), Nicholas K. Akins, Emerson L. Brumback, Jewell D. Hoover, Michael B. McCallister, and Marsha C. Williams. The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

Our Human Capital and Compensation Committee is comprised entirely of independent directors. The Human Capital and Compensation Committee met seven (7) times during 2017. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. In 2017, the Human Capital and Compensation Committee consisted of Michael B. McCallister (Chair), Nicholas K. Akins, Gary R. Heminger, and Eileen A. Mallesch. Former Director Hendrik G. Meijer also served on the Human Capital and Compensation Committee from January through April 2017. The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Human Capital and Compensation Committee with respect to 2017 compensation is on page 51 herein.

Our Nominating and Corporate Governance Committee is comprised entirely of independent directors. The Nominating and Corporate Governance Committee met four (4) times during 2017. The Nominating and Corporate Governance Committee develops and recommends to the Board corporate governance policies and guidelines for the identification and nomination of director and committee member candidates and nominates directors for election to the Board and appointment to committee membership. In 2017, the Nominating and Corporate Governance Committee consisted of Nicholas K. Akins (Chair), B. Evan Bayh III, Jorge L. Benitez, Katherine B. Blackburn, Gary R. Heminger and Marsha C. Williams. The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

Our Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Bancorp and the Bank. The Risk and Compliance Committee met ten (10) times in 2017. The Risk and Compliance Committee is responsible for the risk management policies of the Fifth Third’s global operation and oversight of its global risk management framework, including processes for identifying, assessing, managing, monitoring, and reporting risks of all types, including the categories of credit risk, market risk, liquidity risk, operational risk (including cyber security risk), regulatory compliance risk, legal risk, reputational risk, and strategic risk. The Risk and Compliance Committee consisted of five independent directors: Jewell D. Hoover (Chair), B. Evan Bayh III, Jorge L. Benitez, Jerry W. Burris, and Eileen A. Mallesch. Marsha C. Williams and former director Hendrik G. Meijer also served on the Risk and Compliance Committee from January through April 2017. The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

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CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance section of our website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which applies to our directors; Chief Executive Officer, Chief Financial Officer, and Controller; and our other employees. The Code of Business Conduct and Ethics may also be found in the Corporate Governance section of our website at www.53.com.

Board Leadership. The Board believes that our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits our needs at any particular point in time. Accordingly, under our Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chair and Chief Executive Officer as well as determine whether, if the positions are separated, the Chair is an affiliated director or an independent director.

The Board’s Chair is currently Fifth Third’s Chief Executive Officer and its former Chair, Marsha C. Williams, is the Lead Independent Director. The Board believes that this leadership structure is appropriate at this time given the contributions Mr. Carmichael has given to date in his role as CEO and his ability to provide strategic and operational leadership. The Board determined that leadership by our CEO coupled with our strong Lead Independent Director, experienced Committee Chairs, and our other well-qualified directors, all of whom are independent, will allow Fifth Third to grow and meet the challenges facing it and the industry.

Under our Code of Regulations and Corporate Governance Guidelines, our Lead Independent Director will:

•	Preside at meetings of the Board of Directors in the absence of the Chair;
•	Provide input to the Chair on the schedule of Board and Board Committee meetings, to ensure there is sufficient time for discussion of all agenda items;
•	Provide input to the Chair on agendas for Board meetings, while seeking agenda input from independent directors, and have authority to add items to the agenda for any Board meeting;
•	Provide input to the Chair on the quality, quantity, and timeliness of information submitted by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•	Function as a mentor to the CEO on Board issues and other matters affecting the Company;
•	Suggest calling full Board meetings to the Chair when appropriate and have the authority to call meetings of the independent directors when appropriate;
•	Organize, develop the agenda for, and lead executive sessions of the Board’s independent directors; act as the principal liaison between the independent directors and the Chair on issues arising in executive session and the outcomes, subject to any limitations specified by the independent directors;
•	Recommend to the Board the retention of consultants who directly report to the Board;
•	Make recommendations regarding Board candidates to the Nominating and Corporate Governance Committee and the Board;
•	Assist the Board and Company officers in compliance with and implementation of the Company’s Corporate Governance Guidelines;
•	Consult with the Chair on recommended revisions to the Corporate Governance Guidelines to the Nominating and Corporate Governance Committee;

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CORPORATE GOVERNANCE

•	Ensure availability for consultation and direct communication if requested by major shareholders;
•	Facilitate discussion among independent directors on key issues and concerns outside of Board meetings;
•	Act as a liaison to the CEO on the views, concerns, and issues of the independent directors;
•	Evaluate, along with the Human Capital and Compensation Committee, the CEO’s performance; meet with the CEO to discuss the Board’s evaluation;
•	Consult with the Chair on the membership and leadership of Board committees;
•	Serve as an ex-officio member of the committees on which the Lead Independent Director is not a member;
•	Act as a liaison between the Chair and the board’s independent directors on matters relating to board performance evaluations;
•	Act as a liaison between the Chair and the board’s independent directors on issues relating to board culture;
•	Communicate, as appropriate, with regulators; and
•	Provide leadership in times of emergency and crisis.

Risk Management Oversight. The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets our overall risk appetite, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers our operating capacity, which is represented by its available financial resources, defined as Tier 1 Capital less our largest capital buffer (Common Equity Tier 1 Capital Policy Target less the Basel III Buffered Common Equity Tier 1 Minimum), that sets an absolute limit on risk assumption in our annual financial and strategic plans. Our risk appetite is limited by policy to a maximum of 95 percent of operating capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer, and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee, a management committee that reports to it. The Enterprise Risk Management Committee is supported by several management committees whose membership includes a broad cross-section of line of business and support representatives. The Risk and Compliance Committee of the Board of Directors currently consists of five outside directors and has responsibility for the oversight of our risk management, as well as ensuring that risks are properly controlled, quantified, and within our risk appetite.

The primary purpose of the Risk and Compliance Committee is responsibility for the risk management policies of our global operation and oversight of its global risk management framework.

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CORPORATE GOVERNANCE

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk. The Chief Risk Officer has a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

Communication with the Board. Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, c/o Fifth Third Legal Department, Office of the Corporate Secretary, 38 Fountain Square Plaza, MD 10909F, Cincinnati, OH 45263. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee.

The Audit Committee has also established Fifth Third’s Ethics Line, a toll-free hotline and web portal through which confidential complaints may be made regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct, including incentive gaming; disclosures in the Company’s SEC reports, bank regulatory filings, and other public disclosures that are not full, fair, accurate, timely, and understandable; violations of our Code of Business Conduct and Ethics; and/or any other violations of laws, rules, or regulations. The contact information for the Ethics Line is available in the Code of Business Conduct and Ethics, which is available at our website. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Shareholder Communication with Investor Relations Department. Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. Shareholders can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com.

Fifth Third Bancorp | 2018 Proxy Statement	23

BOARD OF DIRECTOR COMPENSATION

In 2017, the director compensation program was revised to eliminate per meeting fees in favor of an annual retainer system. The following table illustrates the 2017 compensation structure for non-employee directors. In addition to the compensation described below, non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees. To the extent available, directors may travel on corporate aircraft for board or committee meetings where their attendance is expected. Non-employee directors are not authorized to use corporate aircraft for their personal use. Employee directors receive no compensation for their Board service.

Element of Compensation	Position		2017 Amount(1)
Annual retainer (cash)		Chair	$200,000
		Member	$85,000
Annual committee chair retainer (cash)	Audit Committee	Chair	$45,000
		Member	$10,000
	Risk & Compliance Committee	Chair	$45,000
		Member	$10,000
	Human Capital & Compensation Committee	Chair	$25,000
	Nominating & Corporate Governance Committee	Chair	$20,000
	Finance Committee	Chair	$55,000
Restricted stock units[2]		Chair	$150,000
		Member	$125,000

(1) Payments are made in arrears on a quarterly basis each January, April, July, and October, with the exception of restricted stock units (“RSUs”) which are granted on the annual meeting date.

(2) All long term incentive (“LTI”) compensation granted to the Board of Directors vests on the Board service end date unless deferral instructions are received prior to the year the grant is made.

The Company’s 2017 Incentive Compensation Plan provides that the Human Capital and Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee directors. Equity-based awards shown in the table on the following page were granted under the 2017 Incentive Compensation Plan. In 2017, the Company had a stock ownership guideline for its directors of shares having a value equal to at least $300,000. Directors have five years from their election date to meet this requirement.

Pursuant to the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, directors may annually elect to defer from one-half to all of their cash compensation. The deferred funds receive earnings based on the mutual fund(s) elected by each director. The directors do not receive any above-market or preferential earnings. Prior to June 23, 2017, directors had the option to defer contributions into Fifth Third stock; that option was discontinued for future contributions effective June 23, 2017.

24	Fifth Third Bancorp | 2018 Proxy Statement

BOARD OF DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2017. The amounts listed in the Stock Awards column represent a restricted stock unit award that vests once service as a director ends. The award relates to the fiscal year in which it was granted. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2017.

2017 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Nicholas K. Akins	$96,750	$125,000	—	—	—	$11,544	$233,294
B. Evan Bayh III	$87,250	$125,000	—	—	—	$12,141	$224,391
Jorge L. Benitez	$87,250	$125,000	—	—	—	$4,765	$217,015
Katherine B. Blackburn	$85,250	$125,000	—	—	—	$8,754	$219,004
Emerson L. Brumback	$117,500	$125,000	—	—	—	$12,141	$254,641
Jerry W. Burris	$100,895	$125,000	—	—	—	$3,297	$229,192
Gary R. Heminger	$121,000	$125,000	—	—	—	$12,141	$258,141
Jewell D. Hoover	$131,000	$125,000	—	—	—	$12,141	$268,141
Eileen A. Mallesch	$95,895	$125,000	—	—	—	$3,297	$224,192
Michael B. McCallister	$96,500	$125,000	—	—	—	$13,189	$234,689
Hendrik G. Meijer(4)	$39,750	—	—	—	—	$10,201	$49,951
Marsha C. Williams	$150,000	$150,000	—	—	—	$15,289	$315,289

(1) The values shown for stock awards in 2017 in both the Director Compensation Table and the table below reflect the grant date fair value of $24.01, which was the closing price of Fifth Third stock on the April 18, 2017, grant date.

(2) The full fair value of stock awards granted in 2017 totaled $1,400,000. Outstanding stock appreciation and restricted stock units for current directors totaled 192,280 shares as of December 31, 2017 as shown below.

(3) Amounts include RSA and RSU dividends.

(4) Mr. Meijer did not stand for re-election at the April 18, 2017 annual meeting and stepped down from the Board effective on the meeting date. As such, he did not receive a stock award in 2017. Fees paid are for service provided prior to April 2017.

Outstanding Equity Awards at December 31, 2017
Director	Option Awards (#)	Stock Awards (#)
Nicholas K. Akins	—	21,385
B. Evan Bayh III	—	20,611
Jorge L. Benitez	—	10,728
Katherine B. Blackburn	—	16,520
Emerson L. Brumback	—	20,611
Jerry W. Burris	—	7,010
Gary R. Heminger	—	20,611
Jewell D. Hoover	500	20,611
Eileen A. Mallesch	—	7,010
Michael B. McCallister	—	21,385
Marsha C. Williams	—	25,298

Fifth Third Bancorp | 2018 Proxy Statement	25

BOARD OF DIRECTOR COMPENSATION

Director compensation for 2018 was reviewed by the Human Capital and Compensation Committee in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking, and other relevant factors. Based upon this review, the Human Capital and Compensation Committee determined that director pay is well aligned and the only change made to the Director Pay Program for 2018 related to the inclusion of an annual retainer of $65,000 and annual grant of $150,000 in restricted stock units for the position of Lead Director, which was a newly re-instituted role in response to the reunification of the CEO and Chair roles.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for our executive officers. This information is set forth in the following sections:

Summary of Executive Compensation Program
Highlights of 2017 Company Performance
Compensation Methodology and Structure
•	Compensation Philosophy
•	Features of our Executive Compensation Program
•	Compensation Risk Management
•	Committee’s Role
•	Role of Executive Officers in Compensation Decisions
•	Role of the Third-party Compensation Consultant
•	Benchmarking Methodology
•	Tally Sheet
•	Non-Binding Say-on-Pay Proposal
•	Compensation Structure
•	Pay Mix and Pay for Performance
2017 Executive Compensation Plan Design and Award Decisions
•	Base Salary
•	2017 Variable Compensation Plan Design
•	Variable Compensation Plan Performance Goals
•	Performance Against Variable Compensation Plan Goals
•	Determination of Variable Compensation Plan Awards
•	2017 Long-term Equity-based Incentive Compensation Plan Design
•	Other Long-term Equity-based Plan Provisions
•	Determination of Long-term Equity-based Incentive Awards
•	Qualitative Performance Assessments
•	The Committee’s Considerations
Tax and Accounting Impacts of Compensation Programs
2018 Executive Compensation Plan Design Changes
•	2018 Variable Compensation Plan Changes
•	2018 Long-term Equity-based Incentive Plan Changes
Executive Benefits and Perquisites
•	Summary of Eligibility for Benefits and Perquisites
•	Retirement Benefits
•	Health and Welfare Benefits
•	Deferred Compensation
•	Severance and Change in Control Benefits
Executive Ownership and Capital Accumulation
•	Share Ownership Guidelines
•	Beneficial Ownership
•	Prohibition on Hedging
•	Claw backs and Recoupments

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COMPENSATION DISCUSSION AND ANALYSIS

In the various sections of this Compensation Discussion and Analysis, we will describe our compensation methodology and structure and how pay decisions were made in 2017. We will focus on the compensation of individuals who served in the following roles during fiscal year 2017, which are referred to as our “Named Executive Officers” or “NEOs”:

Greg D. Carmichael	Chairman, President, and Chief Executive Officer
Tayfun Tuzun	Executive Vice President and Chief Financial Officer
Lars C. Anderson	Executive Vice President and Chief Operating Officer
Timothy N. Spence	Executive Vice President and Head of Payments, Strategy, and Digital Solutions
Frank R. Forrest	Executive Vice President and Chief Risk Officer

Summary of Executive Compensation Programs

At Fifth Third, we endeavor to attract and retain the best people and motivate them to fulfill the Company’s Vision of becoming the One Bank that people most value and trust. We intend to accomplish this in the way that we consider our shareholders’ long-term interests, by establishing compensation programs that reward our people for delivering products and services our customers highly value, and for avoiding excessive risk. Our compensation philosophy acts as our beacon in this endeavor.

Compensation is delivered through three primary elements:

Base Salary	+	Annual Cash Incentive (Variable Compensation Plan)	+	Long Term Incentive (Equity-based Compensation)

The Company typically pays base salary and annual incentive compensation (Variable Compensation Plan) awards in cash. All long-term equity-based incentive compensation awards are paid in shares of the Company’s common stock. These three elements combined define Total Direct Compensation, which is referred to in the discussion that follows.

When making pay decisions, the Human Capital and Compensation Committee (as used in the Compensation Discussion and Analysis, the “Committee”) considers the aggregate and mix of an executive officer’s Total Direct Compensation and reviews Company performance results, individual performance, and risk assessment information to ensure that pay decisions align with performance.

Our executive compensation program includes several features that help to address potential concerns about risk:

Potential for downward discretionary pay adjustment based on risk performance assessment; includes results of examinations by our banking regulators, internal examinations by our audit staff, and a qualitative review by the chief risk officer.

Caps on the maximum payment under our Variable Compensation Plan and our Performance Share Plan.
Balanced mix of short-term and long-term compensation.
Forfeiture provisions related to material risk events.
Stock ownership and retention guidelines.
Restitution rights for compensation received as a result of misconduct.

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COMPENSATION DISCUSSION AND ANALYSIS

Highlights of 2017 Company Performance

Project NorthStar. In 2017, we made significant progress on initiatives outlined under Project NorthStar. We re-launched our brand, continued to exit non-strategic commercial relationships, and invested in strategic acquisitions and partnerships to help grow fee revenues. We also began to implement a number of other key initiatives to drive improvements in customer service, increase efficiency, and generate revenue growth. On the regulatory front, we received notification that our Community Reinvestment Act (“CRA”) rating was upgraded to outstanding, demonstrating our commitment to the communities we serve. We again created significant value for our shareholders by continuing to monetize our ownership stake in Vantiv Holding LLC, subsidiary of Worldpay, Inc. We were proud to receive important recognition as a leader in customer service and employee satisfaction in several surveys.

Following are highlights of 2017 Company performance results:

$2.2 billion net income - Higher net interest and non-interest income. - Stable expenses. - Lower provision.	Improved credit metrics Lower net charge-offs, non-performing assets, non-performing loans, and criticized assets.	Strengthened balance sheet - Completed deliberate C&I loan exit initiative. - Continued to reduce exposure to lower- yielding non-relationship business.

Strong capital & liquidity - Common equity tier 1 of 10.6%. - Modified liquidity coverage ratio of 129%.	Returned 96% of earnings In the form of dividends and repurchases.	$1 billion + pre-tax gain Generated from sale of Vantiv (Worldpay) stake.

Ongoing improvement in all NorthStar financial targets: - Return on tangible common equity (ROTCE) - Return on assets (ROA) - Efficiency ratio

We are entering 2018 with a strong balance sheet as a result of the significant steps taken in 2017, positioning us well to capitalize on future opportunities.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Methodology and Structure

Compensation Philosophy. Our compensation methodology and structure centers on our compensation philosophy, which comprises the following guiding principles:

In order to drive our business strategy and human capital plan, compensation must be competitive to attract and retain essential talent, reward high performance, and be internally equitable. The Company is committed to making compensation decisions that are fiscally responsible, such that we carefully consider the expected return on investment for those decisions. Our expected total compensation opportunities generally reflect the median pay levels of our compensation peer group, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization so that outstanding performance results in above-market compensation. Since a majority of compensation is tied to performance, actual total compensation will vary within a competitive range.

Features of our Executive Compensation Program. Our executive compensation program incorporates features such as:

Paying for performance.
Incorporating risk-balancing features.
Including double-trigger change-in-control provisions.
Providing no excise tax gross-ups to executive officers.
Maintaining share ownership guidelines and share retention policies.
Prohibiting speculative trading and hedging strategies by executive officers.
Utilizing an independent compensation consultant hired and overseen by the Committee.
Providing minimal perquisites.
Granting long-term incentives on pre-determined dates.
Engaging the Committee to perform comprehensive reviews of financial and non-financial performance.
Including claw back features in all executive officer variable pay.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk Management. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in incentive plans. We incorporate formulaic and discretionary risk-balancing mechanisms, which include specific metrics for modifying payouts to discourage taking unnecessary or imprudent risks. Senior executive pay also includes a heavy focus on long-term incentives. This facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from business segments including Finance, Human Resources, Risk Management, and business leaders. These processes include:

Processes	Purpose
Market Reviews	Human Resources use peer benchmark data to ensure that pay programs are competitive.
Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy.
Risk Reviews	Senior risk and credit leaders determine whether incentive plans support the Company’s risk culture and the incentive compensation risk framework.
Financial Reviews	Senior executives confirm that the incentive plans are fiscally sound, risk-aligned, and contribute to shareholder value.
Board Reviews

Independent directors, serving on the Human Capital and Compensation Committee and Risk and Compliance Committee, assess the strategic, risk, and fiscal soundness of compensation plans and ensure that they are aligned with the Company’s compensation philosophy.

We believe it is critical that our people clearly understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. Because of this, we provide ongoing compensation communication and education to our employees through a robust network of Human Resources business partners staffed to each business segment, in addition to employee communications, and online trainings.

In February 2017, the Committee, in conjunction with the Risk and Compliance Committee, reviewed our executive and other incentive programs. Based on the provisions and actions above, the Committee concluded that their design and/or metrics do not encourage taking unnecessary or inappropriate risk.

Committee’s Role. The Committee is composed of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy, along with approving executive compensation and equity plan awards. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the chief executive officer, and the advice of Compensation Advisory Partners LLC (“CAP”), a respected, independent, external executive compensation consulting firm with financial services industry expertise hired by the Committee.

The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are fair, reasonable, risk-balanced, and competitive. The Total Rewards program includes base salary, Variable

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Plan awards, long-term equity-based incentive compensation, benefits, and certain perquisites. Generally, the types of compensation and benefits paid to Named Executive Officers are similar to those provided to other officers of the Company.

The Committee followed several key processes during 2017 to ensure that it effectively carried out its responsibilities:

Engaged CAP to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations by the Company’s management for executive officers other than the Named Executive Officers. In addition to the support provided by CAP, reviewed the supporting information, data, and analysis provided by employees of the Company’s Human Capital division who have significant compensation experience.

Provided oversight of incentive and variable compensation practices and balanced risk-taking across the Company with the Compensation Risk Oversight Committee (a management committee that reports to the Committee).

Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives.

Evaluated the execution of the Company’s pay-for-performance philosophy to ensure that the actual award decisions resulted in relative pay that aligns with Company performance and also aligns with pay in the Compensation Peer Group (as defined below).

Reviewed all compensation components for the Company’s chief executive officer, chief financial officer, and other Named Executive Officers, including a tally sheet and pay-for-performance sensitivity analysis for each executive.

Completed reviews of industry compensation and corporate governance trends to identify potential changes in programs and to ensure alignment with industry governance best practices.

Role of Executive Officers in Compensation Decisions. The chief executive officer annually reviews the performance of each of the other Named Executive Officers, which includes a risk performance assessment completed by the Company’s chief risk officer. Based on this review, the chief executive officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, Variable Compensation Plan awards, and long-term equity-based incentive awards. In addition, the chief executive officer and certain other members of management annually assess performance for other executive officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its consultant, it retains full discretion to set all compensation for the Company’s executive officers. The Committee works directly with its consultant, CAP, to determine compensation for the chief executive officer; the chief executive officer has no input into his own award determinations.

Additionally, the chief risk officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans. The purpose of the review is to confirm that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of the Third-Party Compensation Consultant. The Committee uses the services of its outside executive compensation consultant, CAP, to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and engaged by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives and Board of Directors, including these key actions:

Advising the Committee on compensation program design, competitive practices, market trends, and peer group composition.
Providing recommendations to the Committee on the compensation of the chief executive officer.
Providing advisory recommendations to the Committee and members of management regarding the compensation of the other executive officers.

Reviewing competitive pay practices in the Compensation Peer Group for their Boards of Directors and recommending to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion.

Providing an annual review of performance and pay levels for the Company and its Compensation Peer Group.

Undertaking special projects at the request of the Committee, including during 2017, reviewing the methodology and the process for determining the median employee as required under the CEO Pay Ratio disclosure.

The Company does not engage CAP for additional services outside of executive compensation consulting. The Committee conducted an assessment of potential conflicts of interest and independence issues for CAP and no conflicts of interest or independence issues relating to CAP’s services were identified by the Committee.

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of executive officers’ Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarks. Financial performance data is prepared either by the Committee’s external compensation consultant or by the Company, using data from public filings. Compensation data is generally prepared by the Committee’s external compensation consultants, using proprietary compensation databases and publicly available data from proxy statements. The Committee’s consultant reviews all financial and compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment and which are generally similar in asset size and business mix. The following 11 companies were identified by the Committee as the 2017 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Citizen’s Financial Group	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Zions Bancorporation
M&T Bank Corporation

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group, Wells Fargo and Company and Capital One Financial Corporation were removed from the Compensation Peer Group starting in 2017 because of those institutions’ business mix, size, and differences in pay models. Citizens Financial Group Inc. was added based on its similar size and business structure to that of the Company. The Company’s assets were at approximately the 55th percentile of its 2017 Compensation

Peer Group as of June 2017.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when considering compensation matters. The Committee reviews all components of compensation for the Company’s chief executive officer, chief financial officer, and the other

NEOs, including:

Base salary.
Variable Compensation Plan compensation.
Long-term equity-based incentive compensation targets.
Accumulated, realized, and unrealized equity award gains.
The dollar value to the executive and cost to the Company of all perquisites and other personal benefits.
The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation plan.
Several potential termination scenarios, including change-in-control where applicable.

The Committee reviewed all the above compensation components and the associated dollar amounts for 2016 compensation in June 2017. At that time, the Committee also reviewed a sensitivity analysis of the relationship between each NEO’s 2016 Total Direct Compensation and the Company’s performance, including both stock price performance and Company performance results. The Committee will perform the annual tally sheet review specific to 2017 compensation components later in 2018.

Non-Binding Advisory Say-on-Pay Proposal. In 2017, our shareholders approved a non-binding advisory say-on-pay proposal at our 2017 Annual Meeting with 94 percent of the votes cast in favor of that proposal. The Committee reviews the results annually and considers them when approving plan design changes as well as pay decisions. The Committee believes the results of the shareholder vote in 2017 as well as in prior years indicate strong support among shareholders for our pay-for-performance approach. Future votes cast will be closely monitored to ensure that there is continued support for our pay programs and pay decisions among our shareholders.

Historical Say on Pay Vote

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Structure. The compensation structure (including each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually. When determining the compensation structure, the following items are considered:

The most recent and prior years’ comparative proxy statement and survey data for similar positions among the Compensation Peer Group.

The 25th percentile, median (50th percentile), and 75th percentile peer data for each element of compensation (base salary, Variable Compensation Plan compensation, and target long-term equity-based incentive compensation, as well as the resulting Total Direct Compensation).

The ability to provide market median (50th percentile) Total Cash Compensation (i.e., base salary plus Variable Compensation Plan awards) for 50th percentile performance relative to the Compensation Peer Group.

The ability to provide upper quartile Total Cash Compensation for upper quartile (i.e., 75th percentile or better relative to the Compensation Peer Group) performance.

Pay Mix and Pay for Performance. Generally, our Named Executive Officers have approximately 50 percent or more of their actual total compensation delivered in the form of equity-based compensation, as demonstrated in the charts on the following page.

2017 Total Compensation Pay Mix1

(1)    The percentages reflect the Named Executive Officer’s base salary as of December 31, 2017, actual Variable Compensation Plan award the executive earned for 2017, and target long-term equity-based incentive for 2017. Actual long-term equity-based incentives granted will vary from target based on 2017 Company and individual performance and were approved by the Committee in January 2018.

The Committee considers several factors and objectives relevant to each program when determining compensation. The Committee also contemplates the impact of each award on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median (50th percentile) of the relevant market data, and actual compensation (both amount and mix) for executives varies based on their performance, prior experience, and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package, or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median, is appropriate.

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COMPENSATION DISCUSSION AND ANALYSIS

As shown in the pay mix charts on the previous page, the Variable Compensation Plan award and long-term equity-based incentives constitute the majority of executive officers’ Total Direct Compensation under our pay-for-performance structure. The actual amounts realized by executive officers under these incentive plans vary based on individual performance and the performance of the Company.

Company performance under these incentive plans is evaluated from a variety of perspectives, including:

2017 Executive Compensation Plan Design and Award Decisions

As stated above, compensation is delivered through three primary elements: base salary, our Variable Compensation Plan, and long-term equity-based incentives. We review and assess our compensation practices and program on an annual basis, taking into account the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and external market practices. Each element of the senior executive’s compensation program, along with any changes that were made to the program for 2017, are described in the following paragraphs.

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually or at the time of promotion or hire, as applicable. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

Market data provided by the Company’s external compensation consultant.
The executive officer’s experience, scope of responsibilities, performance, and potential.
Internal equity in relation to other executives with similar levels of experience, scope of responsibilities, performance, and potential.
Other relevant information, which may include governmental or regulatory considerations.

Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year. The annual review and evaluation at the beginning of 2017 showed that modest base salary increases ranging from 2 percent to 5 percent were needed in order to maintain pay levels competitive with the market. Mr. Carmichael, Chairman, President, and Chief Executive Officer, did not receive a base salary increase in 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Variable Compensation Plan Design. The Variable Compensation Plan’s objective is to reward executives for corporate, business unit, and individual performance. Below is a graphic presentation of the design of our 2017 Variable Compensation Plan:

It is the view of the Committee that this mix of core funding metrics provides executives with balanced incentive to increase the absolute level of earnings growth, ensures that shareholder capital is used efficiently to generate competitive returns, and assesses the cost efficiency of the Company’s operations. The funding modifiers are useful as complementary metrics to add focus on best-in-class business processes. The Committee retains discretion to adjust pool funding downward based on other factors as well.

Variable Compensation Plan awards to executive officers are approved from a pool funded on the basis of Company performance relative to specific goals. This pool of available compensation awards is allocated to each participant based on qualitative assessments of individual performance against a set of stated objectives and an individual risk assessment. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

Variable Compensation Plan Performance Goals. The financial plan approved by the Board of Directors includes specific target levels for each of the core funding metrics as shown below and assumes a Quartile 2 funding pool. Actual performance against these targets is considered, in addition to the four funding modifiers, when determining the available funding for all participants of the Variable Compensation Plan. The Committee set the goals for the 2017 core funding metrics to exclude certain non-recurring items not included in the Company’s financial plan and excluded those items when determining the adjusted

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COMPENSATION DISCUSSION AND ANALYSIS

Company performance metrics. These exclusions are discussed on the following page. The goals for the senior executive pool under the Variable Compensation Plan, which includes all senior executives designated as Category 1 in accordance with the federal banking interagency guidance on sound incentive compensation practices (which includes all NEOs), were scaled to represent four quartiles of performance. Each quartile contains a performance level range, a score, a score range, and a funding pool range. The funding pool ranges are set starting with Quartile 4 which represents the sum of the maximum opportunity available for each senior executive who participates in the pool, which generally aligns with the 75th percentile of the market for each participant.

Core Funding Metrics	Weight	Company Performance Levels
		Below Threshold	Quartile 1 Score: 1	Quartile 2 Score: 2	Quartile 3 Score: 3	Quartile 4 Score: 4
Earnings Per Share (EPS)	50%	≤ $1.53	$1.54 to $1.63	$1.64 to $1.72	$1.73 to $1.81	≥ $1.82
Return on Assets (ROA)	25%	≤ 84bps	85 to 89 bps	90 to 95 bps	96 to 100bps	≥ 101 bps
Efficiency Ratio (FTE)	25%	≥ 65.7%	65.6% to 64.7%	64.6% to 63.6%	63.5% to 62.5%	≤ 62.4%
Score Range		0	< 1.5	≥ 1.5 < 2.5	≥ 2.5 ≤ 3.0	> 3.0 - ≤ 4.0
Funding Pool Ranges		$0M	≤ $6.8M	≤ $9.9M	≤ $13.7M	≤ $17.8M

To determine the Variable Compensation Plan funding pool, each core funding metric is reviewed to determine the quartile that was achieved and the associated score is assigned. The overall funding score represents the sum of the weighted average score for each core funding metric. The overall funding score is compared to the quartile score ranges to determine the preliminary funding pool range.

The Committee may use funding modifiers to increase or decrease the preliminary funding score. The Committee may exercise discretion to increase a preliminary funding score up to a maximum of 6 points; however, downward discretion is not capped and can be made in any amount deemed appropriate.

Funding Modifier	Threshold Goal	Target Goal	Exceptional Goal

Non-performing assets	75th peer percentile	Peer median	25th peer percentile

Capital levels	Meet required regulatory minimum and internal target levels		Exceed target levels

Liquidity coverage ratio	Meet required regulatory minimum and internal target levels		Exceed target levels

Customer experience	> 1 achieved	3 – 5 achieved	> 5 achieved

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COMPENSATION DISCUSSION AND ANALYSIS

Performance against Variable Compensation Plan Goals. The Company performed well against the goals set for the Variable Compensation Plan for 2017. Consistent with our practice used in setting goals and evaluating performance metrics, we use adjusted Company performance metrics to determine performance against our plan targets. Adjusted Company performance metrics are determined by first excluding financial effects of certain events in order to reflect core financial performance in the plan year. In determining the preliminary 2017 adjusted Company performance metrics for the plan, we excluded:

The net gain resulting from the Company’s third quarter 2017 Vantiv, Inc. share sale;
A charge related to the valuation of the Company’s Visa total return swap;

Items resulting from the Tax Cuts and Jobs Act including a remeasurement of deferred tax liability, a remeasurement of portfolio carrying values for leveraged leases, an impairment related to affordable housing investments, a contribution to the Fifth Third Foundation, and a one-time employee bonus; and,

Treasury securities gains / losses.

After excluding the items listed above and making further adjustments to account for the effects from a preliminary funding pool greater than Quartile 2, the adjusted Company performance metrics for the Variable Compensation Plan for 2017 would be an adjusted EPS of $1.80, an adjusted ROA of 1.02%, and an adjusted taxable equivalent efficiency ratio of 64.1%.

Adjusted Core Funding Metrics	2017 Reported Metrics	2017 Adjusted Metrics (Including effects of preliminary funding pool)

EPS	$2.83	$1.80

ROA	1.56%	1.02%

Efficiency Ratio (FTE)	56.6%	64.1%

In addition to these key financial performance metrics, we met or exceeded target on the funding modifiers considered by the Committee in assessing annual performance:

Funding Modifier	2017 Actual

Non-performing assets	38th peer percentile

Capital levels	Exceeded

Liquidity coverage ratio	Exceeded

Customer experience	At target

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COMPENSATION DISCUSSION AND ANALYSIS

Determination of Variable Compensation Plan Awards. As described on the previous page, each core funding metric is assigned a score based on the quartile of its performance and these scores are then weighted to determine an overall funding score which then determines the quartile as well as the associated score for the preliminary funding pool range. For 2017, the overall funding score was 3.00, which resulted in a preliminary Quartile 3 funding pool of up to $13.7 million for the senior executives.

Adjusted Core Funding Metrics	2017 Adjusted Metrics	Quartile Score	Weight	Weighted Score (Score * Weight)

EPS	$1.80	3	50%	1.50

ROA	102 bps	4	25%	1.00

Efficiency Ratio (FTE)	64.1%	2	25%	0.50

Core Funding Score				3.00

Considering this performance, the Committee then performed a quantitative and qualitative assessment of other financial factors and approved a negative adjustment to the preliminary funding pool. The decision to approve a negative adjustment was based on a review of overall performance against peers and a qualitative assessment of the following items:

The benefits to planned net interest income from the market interest rate levels;

A lower than planned fee income growth offset by lower than planned expenses charge related to the valuation of the Company’s Visa total return swap;

Lower than planned loan growth; and

The associated impact on loan loss provision combined with lower loan losses.

This negative adjustment to the preliminary funding pool reduced it to a Quartile 2 funding pool of up to $9.9 million, or 56 percent of the maximum pool.

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COMPENSATION DISCUSSION AND ANALYSIS

When making the final determination of individual awards using the approved Quartile 2 pool, the Committee had the benefit of information relating to market median and market 75th percentile compensation levels as well as performance and risk assessment rating information. Considering each individual’s qualitative performance assessment (described for each NEO in the qualitative performance assessments section below) and risk performance assessment, the Committee thought it appropriate to make final individual award decisions that totaled approximately 99 percent of the approved $9.9 million pool. These included a Variable Compensation Plan award of 63 percent of the CEO’s individual maximum and Variable Compensation Plan awards ranging from 47 percent to 65 percent of individual maximums for the other NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Long-term Equity-based Incentive Compensation Plan Design. The long-term equity-based incentive plan is an important piece of the compensation mix for our Named Executive Officers. The objectives of our plan, the types of equity-based awards employed under the plan, and areas included in individual performance assessments used to determine award amounts for Named Executive Officers are:

Plan Objectives	Equity Type Mix
Align management and shareholders’ interests
Motivate senior executives to optimize long-term shareholder value
Encourage stock ownership among our employees
Enhance the Company’s ability to retain key talent
Ensure the program design is consistent with our compensation philosophy and reflective of external market trends
Strengthen risk-adjusted pay decisions
Areas of Assessment
The Company’s revenue and expense results

Stock Appreciation Right Awards are calculated by taking 15% of the total LTI award amount divided by the SARs Black-Scholes value on the date of grant

Restricted Stock Unit Awards are calculated by taking 40% of the total LTl award amount divided by the Company’s closing stock price on the date of grant

Performance Share Awards are calculated by taking 45% of the total LTI award amount divided by the Company’s closing stock price on the date of grant

Division revenue and expenses vs. budget
Internal and external customer service levels
Performance relative to the Company’s strategic initiatives
Results related to specific individual responsibilities
Results related to specific individual risk assessments

The Committee believes that a portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive, specifically Stock Appreciation Rights, or SARs, that align executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that full-value share awards in the form of performance shares and restricted stock units complement each other and are important for driving stronger retention value and enhanced ownership-creation opportunities, and should therefore be a meaningful portion of the long-term incentive. The Committee also believes that performance shares further the objective of creating a clear connection between results achieved and compensation earned. The Committee determined in 2016 that the mix of long-term incentives for grants to be made in 2017 was appropriate based on the Company’s long-term incentive plan objectives, strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice.

Target award levels are established at the beginning of the year for each executive officer based on market median compensation for each position. Award levels are not automatically made at target. Actual award levels are based on Company performance, and the Committee includes qualitative assessments of individual performance of each Named Executive Officer in areas shown in the graphic display above. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The grant date is the date of the Committee’s approval of the awards, which typically is at a first quarter meeting of the Committee or at the annual shareholder meeting in April. The grant dates for awards made in 2017 are detailed in the 2017 Grants of Plan-Based Awards table. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Stock Appreciation Rights are granted at the closing price of the Company’s common stock on the date of grant and with a 10-year term. Grants made in 2017 have a three-year graded vesting schedule. The Company does not grant discounted stock options or SARs, re-price previously granted stock options, or SARs, or grant reload stock options.

Restricted stock units have a three-year graded vesting schedule. These grants are eligible for dividend equivalent payments but do not have voting rights during the vesting period.

Performance share grants made in 2017 were structured as follows:

In 2017, the performance period for the performance share granted in 2014 ended. Performance was based on the total shareholder return (“TSR”), relative to the Compensation Peer Group measured from April 1, 2014 through March 31, 2017. The threshold performance level to achieve any payout was set at the 33rd percentile relative to peers. The Company’s performance on TSR over the three-year performance period was under the 33rd percentile, which resulted in a zero-share payout in 2017 for this grant.

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COMPENSATION DISCUSSION AND ANALYSIS

The long-term equity-based incentive plan provides incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can be realized only with an appreciation in the price of the Company’s common shares or based on relative return on average common equity, depending on the type of award.

Other Long-term Equity-based Plan Provisions. The Variable Compensation Plan and long-term equity-based incentive compensation awards made in 2017 were authorized under the Company’s 2014 Incentive Compensation Plan which was approved and adopted by the Company’s shareholders in 2014.

The Committee has delegated to certain Named Executive Officers, as well as to the chief human resource officer, the authority to grant ordinary course equity awards for recruiting and retention purposes up to specified limits.

Determination of Long-term Equity-based Incentive Awards. The chief executive officer recommends the award levels for each Named Executive Officer except for himself, and the Committee makes the final award determination for all Named Executive Officers, including the chief executive officer. The award considerations are not based on a formula. Rather, the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that, by including a performance element as part of the up-front grant process, the Company is able to reinforce further the pay-for-performance objective of the Company’s compensation structure.

When making the final determination to grant long-term equity-based incentive compensation awards in February 2017, the Committee considered information relating to market-median compensation levels, Company financial performance during 2016, the qualitative performance assessment described below, and individual risk performance assessments. After reviewing this information for 2016, the Committee granted a 2017 long-term equity incentive compensation award of 125 percent of target for the chief executive officer and equity awards ranging from 100 percent to 133 percent of target for each of the other Named Executive Officers.

Qualitative Performance Assessments. The individual qualitative performance assessment is a review of how each Named Executive Officer performed against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the chief executive officer’s performance and by the chief executive officer with respect to the performance of the other NEOs. The specific objectives assessed for each Named Executive Officer is as follows:

For Mr. Carmichael: Leadership and execution as president and chief executive officer relating to the NorthStar strategy; short and long-term financial results; driving accountability for a culture of strong risk management; customer and talent goals; and promotion of the Bank’s Core Values: Work as One Bank, Take Accountability, Be Respectful & Inclusive and Act with Integrity. The Variable Compensation Plan award was based on Mr. Carmichael’s 2017 performance against these objectives and his overall contribution to our performance.

The long-term equity-based award granted in February 2017 was based on 2016 performance against objectives of leadership and execution as president and chief executive officer relating to Company

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COMPENSATION DISCUSSION AND ANALYSIS

financial performance in a well-managed risk environment; customer and employee index goals; “One Bank” success; and promotion of the Bank’s Core Values.

For Mr. Tuzun: Leadership and execution as executive vice president and chief financial officer relating to objectives concerning the management of the 2017 financial plan and financial management of NorthStar initiatives in a well-managed risk environment; operational excellence; customer and talent goals; and promotion of the Bank’s Core Values: Work as One Bank, Take Accountability, Be Respectful & Inclusive and Act with Integrity. The Variable Compensation Plan award was based on 2017 performance against these objectives. The long-term equity-based award granted in February 2017 was based on 2016 performance against these objectives.

For Mr. Anderson: Leadership and execution as executive vice president and chief operating officer relating to objectives tied to strategic and financial management of line of business and NorthStar initiatives in a well-managed risk environment; customer and talent goals; and promotion of the Bank’s Core Values: Work as One Bank, Take Accountability, Be Respectful & Inclusive and Act with Integrity. The Variable Compensation Plan award was based on 2017 performance against these objectives. The long-term equity-based award granted in February 2017 was based on 2016 performance against these objectives.

For Mr. Spence: Leadership and execution as executive vice president and head of payments, strategy, and digital solutions relating to objectives tied to strategic outcomes of NorthStar initiatives, payments and strategy office in a well-managed risk environment; customer and talent goals; and promotion of the Bank’s Core Values: Work as One Bank, Take Accountability, Be Respectful & Inclusive and Act with Integrity. The Variable Compensation Plan award was based on Mr. Spence’s 2017 performance against these objectives. The long-term equity-based award granted in February 2017 was based on 2016 performance against these objectives.

For Mr. Forrest: Leadership and execution as executive vice president and chief risk officer relating to objectives concerning risk management and compliance; NorthStar initiatives; operational excellence; customer and talent goals; and promotion of the Bank’s Core Values: Work as One Bank, Take Accountability, Be Respectful & Inclusive and Act with Integrity. The Variable Compensation Plan award was based on 2017 performance against these objectives. The long-term equity-based award granted in February 2017 was based on 2016 performance against these objectives.

The Committee’s Considerations. The Committee considers both the aggregate amount and mix of an executive officer’s Total Direct Compensation when making the decisions discussed above. The Committee assesses Total Direct Compensation relative to competitive market data annually during its December meeting. Recommendations for executive compensation are reviewed and approved as final during its February meeting.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy in that its incentive payout ranges are aligned with the competitive market data; it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes, and performance; and it drives rewards based on the most relevant performance measures for the Company and shareholders.

The Committee also has reviewed the internal relationships between the compensation for the chief executive officer and for other executive officers and has deemed them to be appropriate. The Committee

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COMPENSATION DISCUSSION AND ANALYSIS

believes that the relative difference between the compensation of the chief executive officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group.

Tax and Accounting Impacts of Compensation Programs

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to or earned by certain executive officers of a public company. Section 162(m) limits the annual deductibility of certain executive compensation to $1 million per covered executive officer. Certain other limitations on the deductibility of executive compensation will continue to apply to some forms of compensation earned during the Company’s participation in the Troubled Asset Relief Program’s Capital Purchase Program in addition to the limitation under Section 162(m). While the Company’s compensation philosophy has been to consider the deductibility of executive compensation in approving compensation that may not be deductible, the Committee has determined that the underlying executive compensation programs are appropriate and necessary to attract, retain, and motivate senior executives and that failing to meet these objectives creates more risk for the Company than the financial impact of losing the tax deduction. For the year ending December 31, 2017, the tax impact related to non-deductible compensation expense was approximately $4.1 million.

Accounting and Financial Reporting. The Company accounts for long-term equity-based incentive compensation payments including stock options, SARs, restricted stock, and performance shares in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Executive Compensation Plan Design Changes

2018 Variable Compensation Plan Changes. The Company and the Committee review the Variable Compensation Plan annually to determine if changes should be made to the plan for the next year. During 2017, the Company and the Committee reviewed the plan to determine that the right core funding metrics were in place to provide strong business focus and alignment with the business strategy. The Committee determined that the existing core funding metrics and funding modifiers are still appropriate, and it made no changes to them. It was determined, however, that modifications could be made to simplify the design of the Category 1 pool funding structure while also aligning the design to that of the broad-based plan. Starting in 2018, there no longer will be two separate Variable Compensation Plan pool structures for executives and broad-based employees, but instead, one pool structure for all employees. The performance quartile structure will be eliminated, and the core funding metrics will be expressed in the same way for executives and broad-based employees. The chart below highlights the key changes made in the new design:

From:	To:
Separate VC plans for Category 1 and broad-based employees.	Same VC plan for Category 1 and broad-based employees.
Discretionary pool funding within performance quartiles.	Formulaic pool funding based on core performance metrics with managed discretion.
Pool funding capped at sum of maximums.	Pool funding capped at 150% of target.
Discretionary individual award allocations.	Discretionary individual award allocation using same guidelines as broad-based plan.
Individual award ranges aligned with market.	Individual award targets aligned with market.

2018 Long-term Equity-based Incentive Plan Changes. The Company and the Committee also review the long-term equity-based incentive plan annually to determine if any changes need to be made to the plan (i.e., award mix, performance measures, modifiers, etc.) for the next year. During 2017, the Company reviewed the long-term incentive plan and decided to make the following changes to continue to strengthen the governance, reporting, competitiveness, and risk-adjusted pay decisions to meet regulatory guidance:

For the Performance Share Plan the payout grid will change so that payout amounts are distributed in 20 point increments in an effort to more evenly spread payout opportunities on the upside as well as the downside of the grid.

Payouts will continue to be capped at 150 percent for performance starting at the 75th percentile performance of our Compensation Peer Group and no payout will be achieved for performance at or under the 25th percentile.

These changes will impact any long-term incentives to be granted in 2019 based on 2018 performance. The Committee approved the changes at its December 2017 meeting.

Executive Benefits and Perquisites

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits include health and fitness programs and a deferred compensation plan. Special perquisites for executives

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COMPENSATION DISCUSSION AND ANALYSIS

include the following: financial planning reimbursement, nominal holiday gifts, and parking. Additionally, spouses or guests of executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes. These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these special perquisites.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match.

The Company maintains the same 401(k) plan for all eligible employees, including the Named Executive Officers. The 401(k) plan provides a match to employee contributions of 150 percent on the first 2 percent and 100 percent on the next 4 percent of eligible compensation an employee contributes to the plan, and is invested in any of the plan’s existing investment alternatives that the employee selects. This Company match is immediately 100 percent vested. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits. Effective June 23, 2017, the option to invest future contributions in Fifth Third stock was discontinued.

The Company maintains a defined benefit pension plan which was frozen to new participants as of November 15, 1998. Employees who met the age and service requirement at that time are “grandfathered” and continue to accrue benefits under that plan. No Named Executive Officers are participants in this plan.

Health and Welfare Benefits. The Company offers medical, dental, vision, life, and disability insurance to its employees. The Company also provides to each Named Executive Officer a comprehensive physical exam program and access to a fitness facility.

Deferred Compensation. The Company offers employees at certain salary band levels, including its executive officers, a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and awards received under the Variable Compensation Plan. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match due to deferral of pay into this plan or due to wage or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. The executives do not earn any preferential or above-market returns on these earnings. Prior to June 23, 2017, executives were able to elect a rate equal to the return on Company common stock. Effective June 23, 2017, that option was discontinued for future contributions.

Severance and Change in Control Benefits. The Fifth Third Bancorp Executive Change in Control Severance Plan (the “Severance Plan”) provides severance benefits to certain officers upon a qualifying termination after a change in control, subject to execution of a release and non-compete agreement. The plan covers approximately 44 officers, including all Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Under the Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without Cause (as defined in the Severance Plan) or the executive resigns for Good Reason (as defined in the Severance Plan). Upon a qualifying termination after a change in control, Messrs. Carmichael, Tuzun, and Anderson are eligible to receive an amount equal to 2.99 times the sum of their Base Salary and Variable Compensation Plan amount (as defined in the Severance Plan), and Messrs. Spence and Forrest are eligible to receive an amount equal to 2.0 times the same amount. In addition, continued insurance benefits and certain retirement benefits will be paid to the Named Executive Officers for three years for Messrs. Carmichael, Tuzun, and Anderson and for two years for Messrs. Spence and Forrest. As noted above, no excise tax gross-ups will be provided. For this purpose, a change in control would occur in any of the following instances:

Any person is or becomes the beneficial owner of 30 percent or more of the voting power of the Company’s outstanding securities.

During any consecutive 12 month period, the directors in office in the beginning of such period (or directors who were approved by two-thirds of such directors) cease to constitute a majority of the Board.

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50 percent of the voting power of the merged or consolidated entity.

The Company’s shareholders approve a plan of complete liquidation of the Company.

The Severance Plan defers to the applicable Incentive Compensation Plans for treatment of long-term equity-based incentive compensation in the event of a change in control. Since April 2008, we have not granted any awards that provide for “single-trigger” vesting upon a change in control. Instead, the vesting provisions for those awards provide for accelerated vesting only if there is a change in control and a subsequent qualifying termination of employment (“double trigger” vesting). Performance-based awards would be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control or (2) the value on the date of the change in control of the number of target shares awarded on the grant date.

Starting with grants to be made in 2018, the payout provision for performance shares in the event of a change in control will change. Performance-based awards will be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control or (2) the value on the date of the change in control of the number of target shares, in each case prorated based on the portion of the performance period elapsed at the time of the change in control.

Executive Ownership and Capital Accumulation

Share Ownership Guidelines. The executive compensation program is designed in part to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for senior employees in the Company’s salary band structure, including the executive officers. The amount of shares required to be retained varies based upon the assigned salary band and associated multiple of base salary. These employees are expected to use shares net of taxes obtained through awards under the long-term

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COMPENSATION DISCUSSION AND ANALYSIS

equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

Shares owned individually and by immediate family sharing the same household.	Restricted stock not yet vested.	Shares held in the nonqualified deferred compensation plan.	Shares held in the employee stock purchase plan.	Shares held in the 401(k) plan.

Until ownership guidelines are met, executive officers are required to retain 100 percent of the net after-tax shares following exercise or receipt of shares under the long-term equity-based incentive compensation program. Executives have five years to achieve their executive share ownership requirements. Specific ownership guidelines for the Named Executive Officers are:

Share Ownership Guidelines
Chief Executive Officer	6x Salary
Other Named Executive Officers	3x Salary

The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. As of the review performed in June 2017, all of the Named Executive Officers had reached their ownership guideline.

Beneficial Ownership. The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of January 31, 2018:

Title of Class	Name of Officer	Number of Shares Beneficially Owned (1)	Percent of Class
Common Stock	Greg D. Carmichael	1,172,408.1687
Common Stock	Tayfun Tuzun	224,167.0323
Common Stock	Lars C. Anderson	221,457.0319
Common Stock	Timothy N. Spence	157,968.0228
Common Stock	Frank R. Forrest	77,856.0112

(1)        The amounts shown represent the total shares owned outright by such individuals together with shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies (as to which beneficial ownership may be disclaimed) and SARs and RSAs or RSUs exercisable (or exercisable within 60 days) of January 31, 2018 but unexercised. These individuals have the number of SARs indicated after their names that are exercisable as of January 31, 2018 or will become exercisable within 60 days of January 31, 2018: Mr. Carmichael, 772,860; Mr. Tuzun, 124,571; Mr. Anderson, 39,524; Mr. Spence, 30,238; and Mr. Forrest, 23,115. The amounts listed for SARs represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

For beneficial ownership of individual directors and all directors and executive officers as a group see “Election of Directors” on pages 12-18.

Prohibition on Hedging. The Company prohibits its executive officers from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Executives are restricted from buying Company securities on margin or using Company

50	Fifth Third Bancorp | 2018 Proxy Statement

securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading during designated blackout periods and requires approval by the Legal department prior to any trade.

Clawbacks and Recoupments. The Company’s Code of Business Conduct and Ethics provides that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission, or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

COMPENSATION COMMITTEE REPORT

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Michael B McCallister, Chair

Nicholas K. Akins

Gary R. Heminger

Eileen A. Mallesch

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Greg D. Carmichael, our chief executive officer (“CEO”), and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2017:

•	The median annual total compensation of all employees of our company (other than the CEO) was $60,078; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 54, was $8,688,292.

Based on this information, for 2017 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 145 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee. Since only 11 percent of our employees receive equity compensation, we considered total cash compensation as a consistently applied compensation measure. As allowed by the rules, we excluded our CEO and our 13 employees located outside the United States (11 in Canada and 2 in the United Kingdom) who constitute less than 1 percent of our 18,757 employee base. We then examined the total cash compensation (salary, wages, and bonus) for the remaining employees who were employed on December 31, 2017, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2017. In making this examination we annualized the salary of approximately 2,909 full-time employees hired in 2017 who did not work the entire year. We did not annualize the pay of any other type of employee (i.e. part-time, co-ops, etc.) or make any other adjustments to the payroll data.

Once we identified the median employee, we then compared all elements of that employee’s 2017 compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K; the same methodology we used for our named executive officers in the 2017 Summary Compensation Table on page 54 of this proxy statement, to comparable total compensation of our CEO in order to determine the ratio as shown below:

	Chairman, President and CEO	Median employee
Base salary	$1,000,064	$52,892
Stock awards	$4,526,248	$0
Option awards	$798,750	$0
Non-equity incentive plan compensation	$2,000,000	$2,800
Change in pension value/Nonqualified deferred compensation earnings	$0	$0
All other compensation	$363,230	$4,386
TOTAL	$8,688,292	$60,078
CEO pay ratio	145 : 1

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CEO PAY RATIO

December 31, 2017 was the date selected to identify the “median employee” because it is the date consistent with the rest of the discussion included in this proxy statement and because our employee base does not materially change at any point during the year.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, to reward high performance, and to be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels for our broader base of employees and median pay levels of our peer group for our executives, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2015-2017. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

2017 Summary Compensation Table
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Greg D. Carmichael, Chairman, President and Chief Executive Officer	2017	$1,000,064	$0	$4,526,248	$798,750	$2,000,000	$363,230	$8,688,292
	2016	$994,287	$0	$3,612,503	$637,501	$2,000,000	$310,790	$7,555,081
	2015	$806,986	$0	$3,748,629	$308,577	$1,336,000	$250,858	$6,451,050
Tayfun Tuzun,	2017	$553,426	$0	$1,190,006	$209,997	$630,000	$129,575	$2,713,004
Executive Vice President	2016	$519,342	$0	$849,999	$150,001	$900,000	$127,359	$2,546,701
and Chief Financial Officer	2015	$452,632	$0	$688,494	$121,500	$800,000	$95,681	$2,158,307
Lars C. Anderson,	2017	$686,943	$0	$1,444,996	$255,004	$637,500	$251,669	$3,276,112
Executive Vice President	2016	$675,002	$0	$1,445,007	$255,001	$900,000	$223,111	$3,498,121
and Chief Operating Officer	2015	$272,597	$3,750,000	$2,999,992	$0	$0	$60,159	$7,082,748
Timothy N. Spence, Executive Vice President and Head of Payments, Strategy and Digital Solutions	2017	$461,950	$0	$1,359,999	$239,999	$715,000	$318,772	$3,095,720
	2016	$450,008	$12,200	$1,020,008	$179,999	$900,000	$252,621	$2,814,836
	2015	$131,541	$712,829	$3,674,982	$0	$217,230	$2,372	$4,738,954
Frank R. Forrest, Executive Vice President and Chief Risk Officer	2017	$534,796	$0	$1,190,006	$209,997	$600,000	$148,245	$2,683,044
	2016	$519,713	$0	$849,999	$150,001	$900,000	$142,614	$2,562,327
	2015	$528,093	$0	$1,264,977	$135,001	$750,000	$109,627	$2,787,698

(1)        The amount shown for Mr. Anderson in 2015 includes a $3 million signing bonus and a $750,000 Variable Compensation Plan payment guaranteed as part of his new hire offer. The amounts shown for Mr. Spence in 2015 and 2016 comprise a signing bonus payable over two years as part of his new hire offer.

(2)        The values included for performance share awards for 2017 in both the Summary Compensation Table and the table below reflect the grant date fair value of $26.52 which was also the closing price on the February 3, 2017 grant date and the price used to calculate the number of performance shares awarded. The values shown for performance share awards for 2016 reflect the grant date fair value of $14.87 which was also the closing price on the February 12, 2016 grant date and the price used to calculate the number of performance shares awarded. The values shown for performance share awards for 2015 reflect the grant date fair value of $18.78 which was also the closing price on the February 11, 2015 grant date and the price used to calculate the number of performance shares awarded. Fair value for 2015, 2016, and 2017 performance share awards assume target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Executive	Fair Value at Maximum Performance
	2015	2016	2017
Greg D. Carmichael	$1,388,612	$2,868,758	$3,594,362
Tayfun Tuzun	$546,752	$674,994	$945,014
Lars C. Anderson	n/a	$1,147,503	$1,147,494
Timothy N. Spence	n/a	$810,006	$1,080,000
Frank R. Forrest	$607,486	$674,994	$945,014

(3)        Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement of accounting principles generally accepted in the United States. Assumptions used in determining fair value are disclosed in note 24 “Stock Based Compensation” located on pages 156-159 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

(4)        Amounts reflect the Variable Compensation Plan award paid in cash to each NEO.

(5)        The amounts reflected in the All Other Compensation column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis—Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2017:

Executive	Perquisites and Other Personal Benefits	Registrant Contributions to Defined Contribution Plans	Tax Reimbursements(F) & Insurance Premiums	Severance	Other(G)	Total
Greg D. Carmichael	$11,395(A)	$210,004	$672	$0	$141,159	$363,230
Tayfun Tuzun	$5,900(B)	$96,179	$356	$0	$27,140	$129,575
Lars C. Anderson	$14,809(C)	$111,086	$454	$0	$125,320	$251,669
Timothy N. Spence	$113,979(D)	$95,336	$303	$0	$109,154	$318,772
Frank R. Forrest	$2,400(E)	$100,436	$350	$0	$45,059	$148,245

(A)        The amount shown for Mr. Carmichael represents trust and estate planning fees, parking, an executive physical, and the incremental cost of travel and entertainment benefits provided to Mr. Carmichael’s guest at business functions.

(B)        The amount shown for Mr. Tuzun represents trust and estate planning fees and parking.

(C)        The amount shown for Mr. Anderson represents trust and estate planning fees, parking, and the incremental cost of travel and entertainment benefits provided to Mr. Anderson’s guest at business functions.

(D)        The amount shown for Mr. Spence represents parking, an executive physical, relocation expenses, and $96,075 in housing and commuting expenses.

(E)        The amount shown for Mr. Forrest represents parking.

(F)        Fifth Third does not provide tax reimbursements to executive officers. The amounts shown in this column represent payments for insurance premiums only.

(G)       The amount shown for Mr. Carmichael represents wellness rewards, a company Health Savings Account contribution, and dividends of $138,659 paid on unvested restricted stock awards. The amount shown for Mr. Tuzun represents a company Health Savings Account contribution, and dividends of $26,640 paid on unvested restricted stock awards. The amount shown for Mr. Anderson represents wellness rewards, a company Health Savings Account contribution, and dividends of $122,820 paid on unvested restricted stock awards. The amount shown for Mr. Spence represents wellness rewards and dividends of $107,154 paid on unvested restricted stock awards. The amount shown for Mr. Forrest represents wellness rewards, a company Health Savings Account contribution, and dividends of $42,559 paid on unvested restricted stock awards.

Fifth Third Bancorp | 2018 Proxy Statement	55

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards. The following table illustrates the long-term equity-based incentive compensation awards made to Named Executive Officers during 2017. The table reflects the full grant date fair value of awards made in 2017. On February 3, 2017, each of the Named Executive Officers received grants of performance shares that will vest three years from the grant date (contingent on meeting the performance threshold), SARs that will vest in three equal annual installments from the date of grant, and restricted stock units that will vest in three equal annual installments from the date of grant. Dividends are paid on unvested restricted stock units. None of these awards have been re-priced or modified.

Performance shares are reported in the Estimated Future Payouts Under Equity Incentive Plan Award columns below; restricted stock units are reported in the All Other Stock Awards: Number of Shares of Stock or Units column below; and SARs are reported in the All Other Option Awards: Number of Securities Underlying Options column below.

2017 Grants of Plan-Based Awards
Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

			Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maxi- mum (#)
Greg D. Carmichael				—	—	$3,200,000
	2/3/2017	2/3/2017					90,356	45,178	90,356	135,534				$2,396,241
	2/3/2017	2/3/2017										93,421	$26.52	$798,750
	2/3/2017	2/3/2017									80,317			$2,130,007
Tayfun Tuzun				—	—	$1,000,000
	2/3/2017	2/3/2017					23,756	11,878	23,756	35,634				$630,009
	2/3/2017	2/3/2017										24,561	$26.52	$209,997
	2/3/2017	2/3/2017									21,116			$559,996
Lars C. Anderson				—	—	$1,350,000
	2/3/2017	2/3/2017					28,846	14,423	28,846	43,269				$764,996
	2/3/2017	2/3/2017										29,825	$26.52	$255,004
	2/3/2017	2/3/2017									25,641			$679,999
Timothy N. Spence				—	—	$1,100,000
	2/3/2017	2/3/2017					27,149	13,575	27,149	40,724				$719,991
	2/3/2017	2/3/2017										28,070	$26.52	$239,999
	2/3/2017	2/3/2017									24,133			$640,007
Frank R. Forrest				—	—	$1,000,000
	2/3/2017	2/3/2017					23,756	11,878	23,756	35,364				$630,009
	2/3/2017	2/3/2017										24,561	$26.52	$209,997
	2/3/2017	2/3/2017									21,116			$559,996

(1)        Awards were made under the 2014 Incentive Compensation Plan as approved by shareholders on April 15, 2014.

(2)        NEOs do not have assigned Variable Compensation Plan targets or thresholds; rather, each NEO has an incentive opportunity range up to an established maximum.

(3)        Comprises performance shares that are settled in Company common stock, only after threshold performance or greater is achieved.

(4)        Grant Date Fair Value of Option Awards granted on February 3, 2017, calculated as the total number of shares multiplied by $8.55. Grant Date Fair Value of Stock Awards granted (including performance shares) on February 3, 2017, calculated as the total number of shares multiplied by $26.52.

56	Fifth Third Bancorp | 2018 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2017. Each outstanding award is shown separately. The Option Awards columns reflect stock appreciation rights. The Stock Awards columns include restricted stock awards, restricted stock units, and performance shares, with performance shares listed in the Equity Incentive Plan Award columns. Performance shares settle entirely in shares of Company common stock only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2017
	Option Awards						Stock Awards(15)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg D. Carmichael	185,476	—		—	$13.36	4/19/2021	—		—	—		—
	236,407	—		—	$14.36	4/17/2022	—		—	—		—
	141,447			—	$16.15	4/16/2023	—		—	—		—
	61,734	20,578	(1)	—	$21.63	4/15/2024	—		—	—		—
	28,467	28,466	(2)	—	$18.78	2/11/2025	—		—	—		—
	36,978	110,934	(3)	—	$14.87	2/12/2026	—		—	—		—
	—	93,421	(4)	—	$26.52	2/3/2027	—		—	—		—
	—	—		—	—	—	14,604	(5)	$443,085	—		—
	—	—		—	—	—	34,101	(6)	$1,034,624	—		—
	—	—		—	—	—	76,208	(7)	$2,312,151	—		—
	—	—		—	—	—	80,317	(8)	$2,436,818	—		—
	—	—		—	—	—	—		—	49,294	(12)	$1,495,580
	—	—		—	—	—	—		—	128,615	(13)	$3,902,179
	—	—		—	—	—	—		—	90,356	(14)	$2,741,401
Tayfun Tuzun	4,615	—		—	$14.80	4/20/2020	—		—	—		—
	5,714	—		—	$13.36	4/19/2021	—		—	—		—
	29,551	—		—	$14.36	4/17/2022	—		—	—		—
	16,447	—		—	$16.15	4/16/2023	—		—	—		—
	25,842	8,614	(1)	—	$21.63	4/15/2024	—		—	—		—
	11,209	11,208	(2)	—	$18.78	2/11/2025	—		—	—		—
	8,701	26,102	(3)	—	$14.87	2/12/2026	—		—	—		—
	—	24,561	(4)	—	$26.52	2/3/2027	—		—	—		—
	—	—		—	—	—	5,750	(5)	$174,455	—		—
	—	—		—	—	—	17,931	(7)	$544,027	—		—
	—	—		—	—	—	21,116	(8)	$640,659	—		—
	—	—		—	—	—	—		—	19,409	(12)	$588,869
	—	—		—	—	—	—		—	30,262	(13)	$918,149
	—	—		—	—	—	—		—	23,756	(14)	$720,757
Lars C. Anderson	14,792	44,373	(3)	—	$14.87	2/12/2026	—		—	—		—
	—	29,825	(4)	—	$26.52	2/3/2027
	—	—		—	—	—	30,483	(7)	$924,854	—		—
	—	—		—	—	—	25,641	(8)	$777,948	—		—
	—	—		—	—	—	158,144	(9)	$4,798,089	—		—
	—	—		—	—	—	—		—	51,446	(13)	$1,560,872
							—		—	28,846	(14)	$875,188

Fifth Third Bancorp | 2018 Proxy Statement	57

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2017
	Option Awards						Stock Awards(15)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy N. Spence	10,441	31,322	(3)	—	$14.87	2/12/2026				—		—
	—	28,070	(4)	—	$26.52	2/3/2027				—		—
	—	—		—	—	—	21,517	(7)	$652,826	—		—
	—	—		—	—	—	24,133	(8)	$732,195	—		—
	—	—		—	—	—	11,859	(10)	$359,802	—		—
	—	—		—	—	—	79,072	(11)	$2,399,044	—		—
	—	—		—	—	—				36,315	(13)	$1,101,797
	—	—		—	—	—	—		—	27,149	(14)	$823,701
Frank R. Forrest	—	9,571	(1)	—	$21.63	4/15/2024	—		—	—		—
	—	12,454	(2)	—	$18.78	2/11/2025	—		—	—		—
	—	26,102	(3)	—	$14.87	2/12/2026	—		—	—		—
	—	24,561	(4)	—	$26.52	2/3/2027	6,389	(5)	$193,842	—		—
	—	—		—	—	—	17,931	(7)	$544,027	—		—
	—	—		—	—	—	21,116	(8)	$640,659	—		—
	—	—		—	—	—	26,357	(10)	$799,671	—		—
	—	—		—	—	—				21,565	(12)	$654,282
	—	—		—	—	—	—		—	30,262	(13)	$918,149
	—	—		—	—	—	—		—	23,756	(14)	$720,757

(1)          All of the granted shares will vest on April 15, 2018.

(2)          One-fourth of the granted shares will vest on each of February 11, 2018 and 2019.

(3)          One-fourth of the granted shares will vest on each of February 12, 2018, 2019 and 2020.

(4)          One-fourth of the granted shares will vest on each of February 3, 2018, 2019, 2020 and 2021.

(5)          All unvested shares are scheduled to vest on February 11, 2018.

(6)          All unvested shares are scheduled to vest on November 2, 2018.

(7)          One-third of the granted shares will vest on each of February 12, 2018 and 2019.

(8)          One-third of the granted shares will vest on each of February 3, 2018, 2019 and 2020.

(9)          All unvested shares are scheduled to vest on October 1, 2019.

(10)        All unvested shares are scheduled to vest on October 1, 2018.

(11)        One-fourth of the granted shares will vest on each of October 1, 2018 and 2019.

(12)        All unvested shares are scheduled to vest on February 11, 2018, subject to achievement of stated performance goals.

(13)        All unvested shares are scheduled to vest on February 12, 2019, subject to achievement of stated performance goals.

(14)        All unvested shares are scheduled to vest on February 3, 2020, subject to achievement of stated performance goals.

(15)        Values are based on the December 29, 2017, closing price of the Company’s common stock of $30.34 with performance shares valued as if target performance was achieved.

58	Fifth Third Bancorp | 2018 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Option Exercises and Stock Vested. The following table outlines stock appreciation rights exercised and restricted stock that vested during 2017.

	2017 Option Exercises & Stock Vested

	Option Awards(1)		Stock Awards(2)

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg D. Carmichael			100,073	$2,712,523
Tayfun Tuzun	9,923	$143,102	20,266	$522,940
Lars C. Anderson			15,247	$404,198
Timothy N. Spence			62,158	$1,723,359
Frank R. Forrest	49,869	$346,151	21,521	$554,621

(1)	The dollar figures in the table represent the value on the exercise date for option awards.
(2)	The dollar figures in the table represent the value on the vest date for stock awards.

Nonqualified Deferred Compensation. The Company maintains a Nonqualified Deferred Compensation Plan (“NQDCP”) that allows participant and Company contributions.

Participants are able to defer all but $50,000 of their base salary and 100 percent of their Variable Compensation Plan award. The plan was amended effective January 1, 2018 to allow participants to defer up to 70 percent of their base salary. The allowable deferral amount for Variable Compensation awards remained 100 percent.

In addition, the Company makes contributions for loss of qualified 401(k) plan matching contributions due to base salary or Variable Compensation Plan award deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($270,000 for 2017) and applying the Company’s 401(k) match (7 percent). If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to 10 annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the 10th calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

Fifth Third Bancorp | 2018 Proxy Statement	59

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table illustrates the nonqualified deferred compensation plan benefits. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2017 Summary Compensation Table) under the nonqualified deferred compensation plan as well as the earnings during 2017. It does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

	2017 Nonqualified Deferred Compensation

Executive	Plan	Executive Contributions in 2017 ($)	Company Contributions in 2017 ($)	Aggregate Earnings in 2017 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/17 ($)
Greg D. Carmichael	NQDCP(1)	-	$191,104	$967,974	-	$6,062,788
Tayfun Tuzun	NQDCP(1)	$280,343	$82,840	$233,098	-	$1,824,818
Lars C. Anderson	NQDCP(1)	$95,217	$92,186	$40,328	-	$350,212
Timothy N. Spence	NQDCP(1)	-	$76,436	$7,113	-	$111,268
Frank R. Forrest	NQDCP(1)	-	$81,536	$22,789	-	$252,402

(1)        The investments under this plan would produce earnings equal to those of any other investor who invested like money in like investments for the same time period during the year.

Potential Payments Upon Termination or Change in Control.

The treatment of long-term equity-based awards issued as of December 31, 2017, under all termination scenarios, is dictated by the 2008, 2011, and 2014 Incentive Compensation Plans, which were approved by shareholders on April 15, 2008; April 19, 2011; and April 15, 2014, respectively.

The Company’s change in control policies were determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups such as ISS and CalPERS.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and they allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation nor the compensation awards based on a variety of performance factors as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are discussed below. Except in a change in control scenario, the Named Executive Officer’s termination would not result in enhanced retirement benefits.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. Under the terms of the 2008, 2011, and 2014 Incentive Compensation Plans, if the Named Executive Officer meets certain retirement eligibility criteria, any exercisable stock appreciation rights would remain outstanding and under certain other criteria outstanding equity awards may continue to vest. These values, as applicable, are included in the table below.

60	Fifth Third Bancorp | 2018 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination. Under the terms of the Company’s 2008, 2011, and 2014 Incentive Compensation Plans, all equity-based awards would be immediately forfeited.

Death and Disability. Under the terms of the 2008, 2011, and 2014 Incentive Compensation Plans, all unvested stock and option awards vest immediately and option awards remain outstanding for the remaining term of the grant. Performance shares are earned on a prorated basis determined by the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100 percent of its performance goals for each outstanding performance share award and paid out effective December 31, 2017. In the event of death, the defined benefit pension pays a 50 percent joint and survivor benefit and the 401(k) plan immediately vests.

Change in Control. As described in the “Severance and Change in Control Benefits” section, the Company’s Executive Change in Control Severance Plan provides for the payment of benefits upon a qualifying termination following a change in control (a “triggering event”) for the Named Executive Officers and other officers of the Company. In exchange for the payments and benefits under the plan, the eligible Named Executive Officer would be required to sign an agreement at the time of the triggering event not to compete with, nor solicit employees or customers from, the Company for a period of three years following the officer’s termination for Messrs. Carmichael, Tuzun, and Anderson and for a period of two years for Messrs. Spence and Forrest. Forms of these agreements would be filed with the Company’s securities filings.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his Variable Compensation amount for Messrs. Carmichael, Tuzun, and Anderson and 2 times base salary plus his Variable Compensation amount for Messrs. Spence and Forrest (each as defined in the Severance Plan). In addition, the Named Executive Officer would earn a prorated Variable Compensation award for the fiscal year of the termination. The table below reflects an assumed full-year Variable Compensation award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100 percent of its Variable Compensation Plan performance targets.

Upon a change in control, as defined in our Incentive Compensation Plans approved by shareholders, any outstanding long-term equity-based award (stock options, stock appreciation rights, and restricted stock awards) would vest immediately only if there is a change in control and a subsequent qualifying termination of employment (“double trigger” vesting). Performance Share Awards would be deemed earned and paid out based on the greater of the extent to which applicable performance goals have been met through and including the effective date of the change in control, or the target number of performance share awards determined at the date of grant. The value of performance share awards would be calculated based on current market value of the Company’s stock on the date of the change in control times the earned number of shares. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100 percent of its performance goals for each outstanding performance share award and paid out effective December 31, 2017. The treatment of equity awards applies to all long-term equity-based award recipients eligible for change in control benefits, not just for the Company’s Named Executive Officers.

Upon a triggering event, Messrs. Carmichael, Tuzun, and Anderson would receive three, and Messrs. Spence and Forrest would receive two, additional years of age and service credit under the qualified and

Fifth Third Bancorp | 2018 Proxy Statement	61

COMPENSATION OF NAMED EXECUTIVE OFFICERS

nonqualified defined contribution plans; medical, dental, and life insurance benefits; and the additional value, if any, of the pension benefit at age 60. These benefits are reflected in the Other Benefits category below. The NEO’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits section. Eligibility for these benefits, as well as any other benefits in a change in control scenario, is determined in a manner consistent with all eligible employees, not just the Company’s Named Executive Officers.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2017, Messrs. Carmichael and Tuzun met one or more of the retirement eligibility criteria under outstanding long-term equity-based compensation award agreements. Both have met the criteria in order to retain the exercisability of all vested stock appreciation rights, except in a termination for cause scenario. In addition, Mr. Carmichael has met the criteria to allow all awards granted after January 1, 2016, to continue to vest, except in a termination for cause scenario.

The tables below contain the total payments one would receive under each termination scenario if the Named Executive Officer separated on December 31, 2017. For all termination scenarios, the figures for long-term equity-based incentive compensation awards are as of December 29, 2017, at the closing stock price of $30.34 on that date.

	Termination Scenarios

Executive	Voluntary or Without Cause(1)	With Cause	Death or Disability(2)
Greg D. Carmichael	$22,429,577	—	$24,007,417
Tayfun Tuzun	$1,363,613	—	$4,820,663
Lars C. Anderson	—	—	$8,794,747
Timothy N. Spence	—	—	$5,852,781
Frank R. Forrest	—	—	$4,364,262

(1)        Amounts in this column include the amount of long-term equity-based compensation each NEO is entitled to retain for meeting some or all of the retirement eligibility criteria under outstanding award agreements in a voluntary or without cause termination scenario.

(2)        Amounts in this column include the total amount of long-term equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated because of a death or disability scenario.

	Involuntary Termination Upon a Change in Control

Executive	Cash Severance	Unvested Equity	Potential Excise Tax Gross-Up	Other Benefits	Total
Greg D. Carmichael	$10,271,941	$16,947,157	$0	$644,676	$27,863,774
Tayfun Tuzun	$4,057,884	$4,289,129	$0	$294,497	$8,641,510
Lars C. Anderson	$5,051,118	$9,737,332	$0	$353,816	$15,142,266
Timothy N. Spence	$2,877,014	$6,661,145	$0	$197,417	$9,735,576
Frank R. Forrest	$2,873,196	$5,196,341	$0	$181,856	$8,251,393

62	Fifth Third Bancorp | 2018 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2017, the Human Capital and Compensation Committee members were Messrs. Akins, Heminger, and McCallister and Ms. Mallesch. Former director Hendrik G. Meijer also served on the Committee from January through April 2017. No executive officer of Fifth Third serves on any board of directors or compensation committee of an entity that compensates any member of the Human Capital and Compensation Committee.

Fifth Third Bancorp | 2018 Proxy Statement	63

CERTAIN TRANSACTIONS

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee pre-approve all related party or affiliate transactions between Fifth Third Bancorp and any of its affiliates, directors, officers, and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Certain of these related party transactions are required to be disclosed by Fifth Third Bancorp in this proxy statement:

One of our directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. During 2017, we paid the Cincinnati Bengals approximately $1.7 million for sponsorship arrangements, tickets, and advertising expenses. Prior to Ms. Blackburn’s appointment to the Board in September 2014, Fifth Third and the Cincinnati Bengals signed a five year contract extension for these arrangements that call for total payments by Fifth Third Bancorp during that period of over $7.9 million. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements.

Kevin Hipskind is employed by Fifth Third Bank as an Executive Vice President. He is the brother-in-law of Philip R. McHugh, who is an Executive Vice President of Fifth Third Bancorp. In 2017, Mr. Hipskind received compensation of approximately $567,280 including base salary and incentive compensation as well as benefits generally available to similarly situated employees.

Timothy Smith, Jr. was employed by Fifth Third Bank as an Assistant Vice President. He is the brother of Teresa J. Tanner, who is an Executive Vice President of Fifth Third Bancorp. In 2017, Mr. Smith received compensation of approximately $124,865 including base salary and incentive compensation as well as benefits generally available to similarly situated employees.

The compensation packages of Kevin Hipskind and Timothy Smith, Jr. were each established by Fifth Third Bancorp in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

We have also engaged in transactions with certain entities that have reported beneficial ownership of over 5% of our common stock. We paid State Street Bank and Trust Company approximately $537,218 in 2017 for custody, accounting, and trustee services for certain private funds. Additionally, in 2017 we paid BlackRock Financial Management, Inc. approximately $2,641,214 for advisory services and tools used to manage investment portfolios, to measure risk weighted assets, and to analyze risks in certain investment securities and mortgage servicing rights. All of these business relationships and transactions were conducted at arm’s length in our ordinary course of business.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers and shareholders, and

64	Fifth Third Bancorp | 2018 Proxy Statement

CERTAIN TRANSACTIONS

corporations or other entities in which they may own a controlling interest. The loans to such persons and/or entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to Fifth Third Bancorp.

Fifth Third Bancorp | 2018 Proxy Statement	65

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors, which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2017, the Audit Committee met twelve (12) times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller, and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Audit Committee also discussed with management, the internal auditors, and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Audit Committee also discussed the results of internal audits.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 and management’s assessment as to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assessment of the effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its

66	Fifth Third Bancorp | 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee also appointed the independent external audit firm for 2018.

Emerson L. Brumback, Chair

Katherine B. Blackburn

Jerry W. Burris

Jewell D. Hoover

Fifth Third Bancorp | 2018 Proxy Statement	67

PRINCIPAL INDEPENDENT EXTERNAL AUDIT FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2017 and December 31, 2016 by the Company’s independent external audit firm Deloitte & Touche LLP.

	December 31,
	2017	2016
Audit fees	$4,053,900	$3,982,212
Audit-related fees (a)	$1,194,300	$1,161,300
Tax fees (b)	$354,902	$258,175
All other fees (c)	$577,661	$79,287

	$6,180,763	$5,480,974

(a)        Includes fees for services related to benefit plan audits, private and other common trust fund audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 18, loan servicing reports, and trust compliance.

(b)        Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2017, $234,956 represents fees for tax compliance services and $119,946 represents fees for tax consulting and planning services, and for 2016, $138,750 represents fees for tax compliance services and $119,425 represents fees for tax consulting and planning services.

(c)        Includes fees for management consulting, accounting and human resources subscription services in 2017 and fees for accounting and human resource subscription services in 2016. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2017 or 2016 pursuant to this exception.

68	Fifth Third Bancorp | 2018 Proxy Statement

COMPANY PROPOSAL 1

Company Proposal 1: Independent External Audit Firm

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Audit Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2018. The firm has served as the independent external audit firm for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but their appointment is submitted by the Audit Committee in order to give the shareholders a voice in the designation of the independent external audit firm. If the resolution approving Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to our Code of Regulations, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against this proposal. Shares not voted on this proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

RECOMMENDS THE ADOPTION OF THE RESOLUTION.

Fifth Third Bancorp | 2018 Proxy Statement	69

COMPANY PROPOSAL 2

Company Proposal 2: Advisory Vote on Executive Compensation

(Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of Fifth Third Bancorp’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers and Directors” section of this proxy statement for its 2018 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis,” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2017 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and appropriate. Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

We are currently conducting “Say-on-Pay” advisory votes on an annual basis. The next “Say-on-Pay” vote is currently scheduled for the 2019 Annual Meeting. However, please see Company Proposal 3 regarding an advisory vote on the frequency of these “Say-on-Pay” votes.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Pursuant to our Code of Regulations, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this advisory proposal. Abstentions will have the same effect as a vote cast against this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF

THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

70	Fifth Third Bancorp | 2018 Proxy Statement

COMPANY PROPOSAL 3

Company Proposal 3: Advisory Vote on Frequency of Votes on

Executive Compensation

(Item 4 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the frequency of advisory shareholder votes on compensation of the Named Executive Officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two, or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two, or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain.

The Board believes that current best corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and give the Board and the Human Capital and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Although we are only required to conduct an advisory vote on the frequency of votes on executive compensation every six years, we believe that holding an annual vote will allow the shareholders and our Board to promptly consider this frequency as emerging corporate practices and governance trends develop.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Pursuant to our Code of Regulations, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve one of the selections under this advisory proposal. Abstentions will have the same effect as a vote cast against each of the time periods presented in this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE

FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS EVERY “1 YEAR.”

Fifth Third Bancorp | 2018 Proxy Statement	71

2019 SHAREHOLDER PROPOSALS

Shareholder Proposals to be included in Fifth Third Bancorp’s Proxy Statement. In order for a shareholder proposal for the 2019 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by Fifth Third Bancorp on or before November 6, 2018 at the following address or facsimile number:

Fifth Third Bancorp

c/o Fifth Third Legal Department

Office of the Corporate Secretary

38 Fountain Square Plaza

MD10909F

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: (513) 534-6757

Shareholder Proposals not included in Fifth Third Bancorp’s Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2019 Annual Meeting of Shareholders without such proposal being included in our proxy statement as a shareholder proposal must send a notice to the Corporate Secretary using the address and facsimile number listed above no earlier than January 17, 2019 and no later than February 16, 2019. If notice is provided by February 16, 2019, and the proposal is voted upon, SEC rules permit the persons named as proxies for the 2019 Annual Meeting to exercise discretionary authority to vote upon such additional proposal if we advise shareholders in the proxy statement for the 2019 Annual Meeting how they intend to vote on it.

The notice to the Corporate Secretary must meet the requirements set forth in our Code of Regulations which are summarized below.

The notice must include:

•	the name and address of the record shareholder as they appear in Fifth Third Bancorp’s books and the name and address of any beneficial owner of the shares on whose behalf the record shareholder is acting, and, if different, the current name and address of the shareholder and any beneficial owner;

•	the class and number of shares of Fifth Third Bancorp held of record by the shareholder or beneficially owned as of the date of the notice, and a representation that the shareholder will notify Fifth Third Bancorp in writing within five (5) business days after the record date for such meeting of the class and number of shares of Fifth Third Bancorp held of record or beneficially owned on such record date;

•	any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the matter proposed;

•	such shareholder’s and any beneficial owner’s written consent to the public disclosure of information provided to Fifth Third Bancorp in the notice;

72	Fifth Third Bancorp | 2018 Proxy Statement

2019 SHAREHOLDER PROPOSALS

•	a representation that the shareholder intends to appear at the meeting to bring such nomination or other business before the meeting; and

•	such other information as may reasonably be required by the Board of Directors and described in this proxy statement.

The notice must also include:

a)	any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and their affiliates with respect to equity securities of Fifth Third Bancorp, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of Fifth Third Bancorp, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings;

b)	to the extent not covered in clause (a) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and

c)	a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) above as of the record date.

If the notice relates to the nomination of directors, it must include for each nominee:

•	all information relating to such nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting with them, and each proposed nominee, and his or her respective affiliates and associates, or others acting with them, including all information that would be required to be disclosed under Item 404 of Regulation S-K if the nominating shareholder and any beneficial owner, or any affiliate or associate or any person acting with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant; and

•

information necessary to make a determination of the eligibility of the nominee to serve as an independent director of Fifth Third Bancorp as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards and to meet the requirements of membership for each of the Committees of the Fifth Third Bancorp’s Board of Directors (which are contained in the charters of the Committees and are accessible on our website at www.53.com) and such

Fifth Third Bancorp | 2018 Proxy Statement	73

2019 SHAREHOLDER PROPOSALS

information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

If the notice relates to any business other than nomination of directors, it must contain:

•	a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder and any beneficial owner in such business;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend our Code of Regulations or Articles of Incorporation, the language of the proposed amendment); and

•	a description of all agreements, arrangements and understandings between the proposing shareholder, any beneficial owner, and any other person or persons (including their names) acting in connection with them in bringing the proposal of such business.

74	Fifth Third Bancorp | 2018 Proxy Statement

OTHER BUSINESS

Our Code of Regulations provides that only such business will be conducted as is properly brought before the meeting in accordance with the procedures set forth in Article II, Section 11 of the Code of Regulations. Except as otherwise provided by law, our Articles or the Code of Regulations, the determination of whether any business sought to be brought before the Annual Meeting of Shareholders is properly brought before such meeting will be made by the Chair of such meeting. If the Chair determines that any business is not properly brought before the meeting, then any such business will not be conducted or considered.

Discretion of Proxies. The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of Fifth Third Bancorp. No other shareholder has informed us of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement.

Householding. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call us toll-free at 1-800-488-8035 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their bank, broker or other nominee.

Copies. A copy of our Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering our reasonable expenses.

By Order of the Board of Directors

Jelena McWilliams

Corporate Secretary

Fifth Third Bancorp | 2018 Proxy Statement	75

ANNEX A: REGULATIONS FOR CONDUCT

REGULATIONS FOR CONDUCT AT THE APRIL 17, 2018 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2018 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting.

1.          GENERAL ORDER OF BUSINESS. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Bancorp shall act as secretary of the Meeting.

2.          VOTING AT THE MEETING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election.

3.          ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS – THREE MINUTE LIMIT. Matters not set forth in the Agenda may be proposed by shareholders of record in accordance with the federal securities laws, the Ohio Revised Code and our Code of Regulations. Shareholder proposals will be entertained in the following order: first, any proposals of which the Bancorp was informed prior to the commencement of this Meeting; and then, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4.          QUESTIONS/STATEMENTS BY SHAREHOLDERS – ONE MINUTE LIMIT. To ask a question or to speak at the Meeting you must be either a shareholder of record as of February 23, 2018 or a person named in a proxy given by such a shareholder. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations. Remarks and questions will be limited to one minute per shareholder and to one comment or question at a time. Additional turns to speak may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Bancorp or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate.

76	Fifth Third Bancorp | 2018 Proxy Statement

ANNEX A: REGULATIONS FOR CONDUCT

5.          MISCELLANEOUS. No recording devices, photographic equipment, or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

Fifth Third Bancorp | 2018 Proxy Statement	77

AGENDA

Annual Meeting of Shareholders

APRIL 17, 2018

Call to Order

Introductions

Approval of 2017 Minutes

Nomination and Election of Directors

Ratification of Auditors

Approval of Executive Compensation

Determination of Frequency of Votes on Executive Compensation

Presentation of 2017 Results

Question and Answer Session

Announcement of Voting Results on All Matters Presented

Adjournment

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 17, 2018. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 17, 2018. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 17, 2018.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Sign and return your proxy
touch-tone telephone:	submit your proxy:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement, and proxy card are available at www.ViewMaterial.com/fitb

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE, AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Emerson L. Brumback, Greg D. Carmichael and Marsha C. Williams, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 17, 2018 at the Jarson-Kaplan Theater, located at the Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, and 3, and 1 Year on Item 4.

, 2018
Shareholder Sign Here	Date

, 2018
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Jarson-Kaplan Theater, located at the Aronoff Center for the Arts,

650 Walnut Street, Cincinnati, Ohio, at 11:30 a.m., eastern daylight saving time, April 17, 2018.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of Shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of Shareholders will be held at the following address:

The Aronoff Center for the Arts, Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio,

at 11:30 a.m., eastern daylight saving time, April 17, 2018. You must present  this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE, AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote For the election of Directors, For Items 2 and 3, and “1 YEAR” on Item 4.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2019:

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Nicholas K. Akins	❑	❑	❑	(07) Greg D. Carmichael	❑	❑	❑
(02) B. Evan Bayh III	❑	❑	❑	(08) Gary R. Heminger	❑	❑	❑
(03) Jorge L. Benitez	❑	❑	❑	(09) Jewell D. Hoover	❑	❑	❑
(04) Katherine B. Blackburn	❑	❑	❑	(10) Eileen A. Mallesch	❑	❑	❑
(05) Emerson L. Brumback	❑	❑	❑	(11) Michael B. McCallister	❑	❑	❑
(06) Jerry W. Burris	❑	❑	❑	(12) Marsha C. Williams	❑	❑	❑

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2018:

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	An advisory approval of the Company’s executive compensation:

❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years:

❑ 1 YEAR	❑ 2 YEARS	❑ 3 YEARS	❑ ABSTAIN

(Continued, and please sign on reverse side.)